UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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HEALTHCARE SERVICES GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTHCARE SERVICES GROUP, INC.

3220 Tillman Drive

Suite 300

Bensalem, Pennsylvania 19020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 29, 2012

To the Shareholders of

HEALTHCARE SERVICES GROUP, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Shareholders of Healthcare Services Group, Inc. (the “Company”) will be held at the Radisson Hotel Philadelphia Northeast, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19053, on May 29, 2012, at 10:00 A.M., for the following purposes:

1.	To elect ten directors;

2.	To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2012;

3.	An advisory vote on a non-binding resolution to approve the compensation of certain of our executive officers disclosed in this proxy statement;

4.	To approve and adopt the Company’s 2012 Equity Incentive Plan;

5.	To consider one shareholder proposal, if properly presented; and

6.	To consider and act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Only shareholders of record at the close of business on April 9, 2012 will be entitled to notice of and to vote at the Annual Meeting.

Important Notice Regarding the Availability of

Proxy Materials for the Shareholders

meeting to be Held on May 29, 2012

The proxy statement and annual report to shareholders are available under “2012 Proxy Materials” at www.proxydocs.com/hcsg.

Please sign and promptly mail the enclosed proxy, whether or not you expect to attend the Annual Meeting, in order that your shares may be voted for you. A return envelope is provided for your convenience.

By Order of the Board of Directors,

DANIEL P. MCCARTNEY Chairman and Chief Executive Officer

Dated:	Bensalem, Pennsylvania
April 9, 2012

HEALTHCARE SERVICES GROUP, INC.

3220 Tillman Drive

Suite 300

Bensalem, Pennsylvania 19020

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

May 29, 2012

This proxy statement contains information related to the annual meeting of shareholders (the “Annual Meeting”) of Healthcare Services Group, Inc. (the “Company”), to be held on Tuesday, May 29, 2012, beginning at 10:00 a.m. (EDT), to be held at the Radisson Hotel Philadelphia Northeast, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19053, and at any postponements or adjournments thereof.

ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting

At the Company’s Annual Meeting, shareholders will hear an update on the Company’s operations, have a chance to meet some of its directors and executives and will act on the following matters:

1)	To elect ten directors to the Company’s Board of Directors to serve for a one year term and until the directors’ successors are elected and qualified (“Proposal #1”);

2)	To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal ending December 31, 2012 (“Proposal #2”);

3)	An advisory vote on a non-binding resolution to approve the compensation of certain of our executive officers disclosed in this proxy statement (“Proposal #3”);

4)	To approve and adopt the Company’s 2012 Equity Incentive Plan (“Proposal #4”);

5)	To consider a shareholder proposal, if properly presented at the Annual Meeting (“Proposal #5”); and

6)	To consider and act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Who May Vote; Date of Mailing

Only holders of record of our common stock at the close of business on April 9, 2012 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 67,139,000 shares of our common stock. Each share of common stock entitles the holder thereof to one vote. This Proxy Statement is being mailed to shareholders on or about April 13, 2012.

What constitutes a quorum?

In order to carry on the business of the Annual Meeting, we must have a quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is required to constitute a quorum at the Annual Meeting.

How many votes are required to approve each proposal?

Election of Directors

The affirmative vote of a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for the election to our Board of Directors of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors.

Ratification of Independent Registered Public Accounting Firm, Approval of Executive Compensation, Approval of the Company’s 2012 Equity Incentive Plan and Approval of Shareholder Proposal

The affirmative vote of the holders of a majority of the votes cast at the annual meeting in person or by proxy and entitled to vote is required for approval of Proposal #2, Proposal #3, Proposal #4 and Proposal #5.

How are votes counted?

You may either vote ‘FOR’ or ‘WITHHOLD’ authority to vote for each nominee for election to the Board of Directors. You may vote ‘FOR’ ‘AGAINST’ or ‘ABSTAIN’ on Proposal #2, Proposal #3, Proposal #4 and Proposal #5. Abstentions will be counted as present for purposes of determining the existence of a quorum, but will have no effect on the vote of the particular proposal. If you sign and submit a proxy card without voting instructions, your shares will be voted ‘FOR’ each director nominee, ‘FOR’ Proposals #2, Proposal #3 and Proposal #4, AGAINST Proposal #5 and ‘FOR’ or ‘AGAINST’ any other proposal as recommended by the Board of Directors.

What is a broker non-vote?

If shareholders do not give their brokers instructions as to how to vote shares held in street name, the brokers have discretionary authority to vote those shares on ‘routine’ matters, such as the ratification of independent registered public accounting firm, but not on ‘non-routine’ proposals, such as the election of directors, the advisory vote regarding executive compensation, the adoption of the 2012 Equity Incentive Plan and the shareholder proposal. As a result, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers will be counted as present for the purpose of determining whether there is a quorum at the Annual Meeting, but will not be counted or deemed to be present in person or by proxy for the purpose of determining whether our shareholders have approved that matter.

How to Vote

You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting.

How Proxies Work

Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for or against the proposals or abstain from voting.

Proxies submitted will be voted by the individuals named on the proxy card in the manner you indicate. If you give us your proxy but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors recommendations.

You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.

Revoking a Proxy

A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

Attending in Person

Only shareholders, their proxy holders, and our invited guests may attend the Annual Meeting. For security purposes, all persons attending the Annual Meeting must bring identification with photo. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership to the Annual Meeting. For example, you could bring an account statement showing that you owned shares of the Company as of the Record Date as acceptable proof of ownership.

Expenses; Proxy Solicitation

All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, telegraph or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the NASDAQ Stock Market, LLC has also implemented changes to its corporate governance and listing requirements. Our corporate governance policies are available on our website at http://investor.hcsgcorp.com/governance.cfm.

Director Independence

In accordance with these latest developments and the listing requirements of the NASDAQ Stock Market, LLC, a majority of the current members of the Company’s Board of Directors are independent: namely, John M. Briggs, Diane S. Casey, Robert L. Frome, Robert J. Moss and Dino D. Ottaviano. If Messrs. Briggs, Frome, Moss and Ottaviano and Ms. Casey are re-elected as members of the Board of Directors and if John J. McFadden a new nominee, is elected as a member of the Board of Directors, a majority of the members of the Company’s Board of Directors will continue to be independent.

Mr. Robert L. Frome, a director of the Company, is a member of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky, LLP, which law firm has been retained by the Company during the last fiscal year. Fees paid by the Company to such firm during the year ended December 31, 2011 were less than $100,000. Additionally, the fees paid by the Company did not exceed 5% of such firm’s total revenues.

Notwithstanding the above mentioned relationship, Mr. Frome is an independent director as such term is defined by NASDAQ Rule 4200(a)(15) of the NASDAQ Stock Market, LLC listing standards.

Code of Ethics and Business Conduct

We have also adopted a Code of Ethics and Business Conduct for directors, officers and employees of the Company. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics and Business Conduct is posted on our website at www.hcsgcorp.com.

Board Leadership and Risk Oversight

Daniel P. McCartney, the founder of the Company, has served as our Chief Executive Officer and as the Chairman of our Board of Directors since inception. In addition, the Company has appointed John M. Briggs as its lead independent director. In such capacity, Mr. Briggs presides at executive sessions of the Board and serves as a liaison between the Chairman and the non-employee directors. We believe our current Board leadership structure is optimal for us because it demonstrates to our shareholders, employees, suppliers, customers, and other stakeholders that we are under strong leadership, with a single person overseeing the consistent leadership structure which has achieved the significant growth of the Company over the past 35 years, setting the tone and having primary responsibility for managing our operations, which has served the Company well. Having this leadership structure for the Company and the Board provides consistent direction and eliminates potential duplication of efforts, and provides us with clear leadership. We believe our Company benefits from the intimate knowledge Mr. McCartney has of our operations and his extensive experience serving as the Chairman of the Board of a public company. Accordingly, we believe the Company has been well-served by this leadership structure which has been in place since the Company’s inception and at the time it became a public company. Moreover, we believe that by including a lead director in our leadership structure and holding meetings of the non-employee directors in executive session, allows us to maintain the active engagement of our independent directors and for them to provide the appropriate oversight of management. Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and our shareholders.

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy, including the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of certain aspects of the Company’s risk management process. Among its duties, the Audit Committee oversees the Company’s compliance with legal and regulatory requirements and the Company’s system of disclosure controls and system of internal financial, accounting and legal compliance controls. The Board receives a quarterly update from the Audit Committee, which includes a review of items addressed during prior quarters. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material risk.

The Company’s management is responsible for day-to-day risk management under the direction of Richard W. Hudson who serves as the Company’s Chief Compliance Officer. Our internal audit department serves as the primary monitoring and testing function for company-wide policies and procedures, and manages the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels. Under the direction of our Chief Compliance Officer, the Company conducts an annual review of the Company’s disclosure controls and procedures, code of ethics and billing and sales compliance. To the extent deemed necessary, the Company revises such procedures and policies.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Meetings of Non-Employee Directors

Non-employee directors meet in executive session, without members of management present, as part of each regularly scheduled Board meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, ten directors of the Company are to be elected, each to hold office for a term of one year. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named below to serve as directors until the next annual meeting of shareholders and until their successors have been chosen and qualify. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected. Brokers that do not receive shareholder instructions are not entitled to vote for the election of directors because an uncontested election is now considered a “non-routine” matter. Hence, shareholders who hold their shares through brokerage accounts and who would like to vote in favor of the director nominees will need to instruct their brokerage firm to vote for the Company’s nominees.

The current directors and nominees are as follows:

Name, Age, Principal Occupations for the past five years and Current Public Directorships or Trusteeships	Director Since
Daniel P. McCartney, 60, Chief Executive Officer and Chairman of the Board of the Company for more than five years	1977

Joseph F. McCartney, 57, Divisional Vice President of the Company for more than five years; joined the Company in 1977; brother of Daniel P. McCartney	1983

Robert L. Frome, Esq., 74, Member of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP for more than five years. Mr. Frome previously served as a member of the board of directors of NuCo2, Inc., Continuum Group A, Inc. and Horizon Wimba, Inc.	1983

Robert J. Moss, Esq., 74, Retired. Former President of Moss Associates, a law firm, for more than four years. Mr. Moss served as a Court Officer of First Judicial District of Pennsylvania from 2006 to 2007	1992	(2)(3)

John M. Briggs, CPA, age 61, serves as the Company’s lead independent director. Mr. Briggs was the Treasurer of the Philadelphia Affiliate of Susan G. Komen for the Cure from 2005 through 2011. Additionally, he is the founder and formerly a Partner of Briggs, Bunting & Dougherty, LLP, a registered public accounting firm. Mr. Briggs is currently a Board member of the Capstone Group of Regulated Investment Funds	1993	(1)(3)

Dino D. Ottaviano, 64, Principal of D2O Marketing, Inc., a provider of internet productivity tools founded in 2006. Previously employed for 23 years with Transcontinental Direct (successor to Communication Concepts, Inc.), a publicly held outsourcing printer, retiring in 2002 as Vice President of Business Development	2007	(2)(3)

Theodore Wahl, CPA, 38, President & Chief Operating Officer, since April 2012. Mr. Wahl joined the Company in 2004. Prior to his appointment to President & Chief Operating Officer, Mr. Wahl served as Executive Vice President & Chief Operating Officer, Vice President of Finance, Facility Manager, District Manager, Regional Manager, Regional Sales Director, as well as in a corporate financial management position. Prior to joining the Company, Mr. Wahl was a Senior Manager with Ernst & Young’s Transaction Advisory Group. Mr. Wahl is the son-in-law of Mr. Daniel P. McCartney	2011

Michael E. McBryan, age 46, Executive Vice President, since April 2012. Mr. McBryan joined the Company in 1988. Prior to becoming Executive Vice President, Mr. McBryan served as Senior Vice President, Divisional Vice President, Regional Sales Director, District Manager and Facility Manager	2011

Name, Age, Principal Occupations for the past five years and Current Public Directorships or Trusteeships	Director Since
Diane S. Casey, RN, 58, Clinical Nursing Coordinator (CNC) of Endoscopy at Huntingdon Valley Surgery Center, an AAAHC accredited health care facility, where she has worked for more than five years. Ms. Casey also was employed by Holy Redeemer Health Systems for many years in various surgical nursing and management positions	2011	(2)

John J. McFadden, 50, Principal of Global Circulation Services, a provider of marketing and advertising services to Media and Publishing companies founded in 2008. Mr. McFadden previously worked at The McGraw-Hill Companies (parent company of Standard and Poor’s) where he held management positions within their global circulation, sales and outsourcing services departments for approximately 15 years

	Nominee

(1)	Lead Independent Director.

(2)	Member of Nominating, Compensation and Stock Option Committee.

(3)	Member of Audit Committee.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provides our Board with the expertise and experience necessary to advance the interests of our shareholders. While the Nominating, Compensation and Stock Option Committee of our Board has not established any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience in the industry the Company serves at the policy-making level in business, exhibit commitment to enhancing shareholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Each of Messrs. Daniel McCartney, Wahl, McBryan, Joseph McCartney, and Ms. Casey has extensive experience in the health care services industry. Each of the aforementioned persons’ operational experience, in addition to Mr. Wahl’s financial expertise, enables each to provide guidance with respect to our operations. Also, we believe since Ms. Casey has not been an employee of the Company and has served her entire career as a direct patient care provider, she brings a patient care perspective to the Company’s operations. For instance, she may become aware of new developments in the healthcare services industry before the Company’s management learns of such developments and their impact on patient-related issues.

Each of Messrs. Frome and Moss has extensive legal experience. In addition, Mr. Frome has also served as a member of the board of directors of other public companies and has extensive corporate finance, Securities Exchange Commission (“SEC”) compliance and mergers and acquisitions experience, which experience aids his service to the Board. Both Mr. Frome and Mr. Moss also have extensive executive experience as they both have served as managing partners of their respective law firms.

Mr. Briggs’ years of experience as a certified public accountant provide him with extensive financial and accounting expertise obtained from over thirty years in public accounting. Mr. Briggs qualifies as an audit committee financial expert under SEC guidelines. Mr. Briggs also brings executive experience to the Board as he served as a partner at his accounting firm.

Mr. Ottaviano, through his experience as a top-level marketing and operations executive for many years for two different companies, one of which was a public company, has a comprehensive understanding of business operations, including business development, as well as the compliance obligations of public companies.

Mr. McFadden has sales and marketing experience both as a Principal of his consulting company and through his experience at The McGraw Hill Companies that provided him with an understanding of a large public company’s operations, as well as the compliance obligations of a public company.

The Directors recommend a vote “FOR” all nominees.

If Messrs. Briggs, Moss and Ottaviano are re-elected as Directors of the Company it is anticipated that such individuals will comprise the Audit Committee following the Annual Meeting with Mr. Briggs serving as the chairman of such committee.

If Messrs. Ottaviano, Moss and Ms. Casey are re-elected as Directors of the Company it is anticipated that such individuals will comprise the Nominating, Compensation and Stock Option Committee following the Annual Meeting with Mr. Ottaviano serving as the chairman of such committee.

OTHER EXECUTIVE OFFICERS

Name, Age, Principal Occupations

for the past five years and Current

Public Directorships or Trusteeships

John C. Shea, MBA, CPA, 40, Chief Financial Officer and Secretary since April 2012. Mr. Shea had previously served as Vice President of Finance & Chief Accounting Officer. Mr. Shea joined the Company in 2009 as the Director of Regulatory Reporting. Prior to joining the Company, Mr. Shea was a Senior Manager with Ernst & Young’s Transaction Advisory Services.

Richard W. Hudson, MS, CPA, 65, Chief Compliance Officer since April 2007. Mr. Hudson was previously the Chief Financial Officer and Chief Compliance Officer from March 2007 until April 2012 and Secretary for more than five years until April 2012. Prior to becoming Chief Financial Officer and Chief Compliance Officer, Mr. Hudson served as Vice President of Finance for more than two years.

Bryan D. McCartney, 51, Executive Vice President since April 2012. Mr. McCartney joined the Company in 1983. Prior to becoming Executive Vice President, Mr. McCartney served as Senior Vice President, Divisional Vice President, Regional Manager, District Manager and Facility Manager. Mr. McCartney is the brother of Mr. Daniel P. McCartney and Mr. Joseph F. McCartney.

BOARD OF DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS.    The business of the Company is managed under the direction of the Board of Directors (the “Board”). The Board meets on a regularly scheduled basis during the Company’s fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met six times during the 2011 fiscal year. During 2011, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director or committee member. Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each Annual Meeting. In 2011, all nine of the directors attended the Company’s Annual Meeting.

The Board has established an Audit Committee, and a Nominating, Compensation and Stock Option Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2011 with respect to the Audit Committee, and the Nominating, Compensation and Stock Option Committee are described below:

AUDIT COMMITTEE.    The Audit Committee’s primary responsibilities, as described in the Amended and Restated Audit Committee Charter (a copy of which is available on the Company’s website, www.hcsgcorp.com) include:

(a) appointment, compensation and oversight of the Company’s Independent Auditors, who report directly to the Audit Committee, including (i) prior review of the Independent Auditors’ plan for the annual audit, (ii) pre-approval of both audit and non-audit services to be provided by the Independent Auditors and (iii) annual assessment of the qualifications, performance and independence of the Independent Auditors;

(b) overseeing and monitoring the Company’s accounting and financial reporting processes and internal control system, audits of the Company’s financial statements and the quality and integrity of the financial reports and other financial information issued by the Company;

(c) providing an open avenue of communication among the Independent Auditors and financial and other senior management and the Board;

(d) reviewing with management and, where applicable, the Independent Auditors, prior to release, required annual, quarterly and interim filings by the Company with the Securities and Exchange Commission and the type and presentation of information to be included in earnings press releases;

(e) reviewing material issues, and any analyses by management or the Independent Auditors, concerning accounting principles, financial statement presentation, certain risk management issues, such as the adequacy of the Company’s internal controls and significant financial reporting issues and judgments and the effect of regulatory and accounting initiatives on the Company’s financial statements;

(f) reviewing with the Company’s legal counsel any legal matters that could have a significant effect on the Company’s financial statements, compliance with applicable laws and regulations and inquiries from regulators or other governmental agencies;

(g) reviewing and approving all related party transactions between the Company and any director, executive officer, other employee or family member;

(h) reviewing and overseeing compliance with the Company’s Code of Ethics and Business Conduct;

(i) establishing procedures regarding the receipt, retention and treatment of, and the anonymous submission by employees of the Company of, complaints regarding the Company’s accounting, internal controls or auditing matters; and

(j) reporting Audit Committee activities to the full Board of Directors and issuing annual reports to be included in the Company’s proxy statement. Each of Messrs. Moss, Ottaviano and Briggs are independent Directors as such term is defined by Rule 4200(a)(15) of the NASDAQ Stock Market, LLC listing standards.

Mr. Briggs has been designated the “audit committee financial expert” and he satisfies the attributes required of “audit committee financial experts” pursuant to Section 407 of Sarbanes-Oxley. The Audit Committee met six times during fiscal year 2011. The report of Audit Committee for the fiscal year ended December 31, 2011 is included herein under “Audit Committee Report” below.

NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE.    The Nominating, Compensation and Stock Option Committee (currently composed of Messrs. Ottaviano and Moss and Ms. Casey) are to assist the Board by:

(a) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company;

(b) identifying, reviewing and evaluating individuals qualified to become Board members and recommending that the Board select director nominees for each annual meeting of the Company’s shareholders;

(c) discharging the Board’s responsibilities relating to the compensation of Company executives; and

(d) administering the Company’s stock option plans or other equity-based compensation plans.

Each of Messrs. Ottaviano and Moss and Ms. Casey are Independent Directors as such term is defined by Rule 4200(a)(15) of the NASDAQ Stock Market, LLC listing standards. The Nominating, Compensation and Stock Option Committee met twice during fiscal year 2011.

The Nominating, Compensation and Stock Option Committee has not adopted a policy or process by which shareholders may make recommendations to the Committee of candidates to be considered by this Committee for nomination for election as Directors. The Committee has determined that it is not appropriate to have such a policy because such recommendations may be informally submitted to and considered by the Committee under its Charter. Shareholders may make such recommendations by giving written notice to Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 1902, Attention: Corporate Secretary either by personal delivery or by United States mail, postage prepaid. The Charter of the Nominating, Compensation and Stock Option Committee is provided on the Company’s website, www.hcsgcorp.com. The Committee has not established a formal process for identifying and evaluating nominees for Director, although generally the Committee may use multiple sources for identifying and evaluating nominees for Director, including referrals from current Directors and shareholders. The Committee has identified certain qualifications it believes an individual should possess before it recommends such person as a nominee for election to the Board of Directors.

The Committee believes that nominees for Director should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the Company’s shareholders. The Committee does not have a formal policy with respect to considering diversity in identifying nominees for directors. The Committee believes that racial and gender diversity are important factors in assessing potential board members, but not at the expense of particular qualifications and experience required to meet the needs of the board. Furthermore, as part of the Committee’s review of board composition, the board considers diversity of experience and background in an effort to ensure that the composition of directors ensures a strong and effective board. The Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of the NASDAQ Stock Market, LLC and reflects a range of talents, skills, and expertise, particularly in the areas of management, leadership, and experience in the Company’s and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. See below for the Report of the Nominating, Compensation and Stock Option Committee regarding executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 9, 2012, regarding the beneficial ownership of Common Stock by each person or group known by the Company to own: (i) 5% or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Named Executive Officers as defined in Item 402(a)(3) of Regulation S-K and other Executive Officers and (iv) all current directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

Name and Beneficial Owner or Group(1)(2)	Amount and Nature of Beneficial Ownership		Percent of Class(3)
Neuberger Berman Group LLC	6,876,988	(4)	10.2%
BlackRock, Inc.	4,943,713	(5)	7.4%
William Blair & Company, L.L.C.	4,662,177	(6)	6.9%
Daniel P. McCartney	3,497,272	(7)	5.2%
The Vanguard Group, Inc.	3,462,557	(8)	5.2%
Joseph F. McCartney	212,429	(9)	(20)
Theodore Wahl	172,520	(10)	(20)
Bryan D. McCartney	149,969	(11)	(20)
Michael E. McBryan	111,847	(12)	(20)
Richard W. Hudson	53,520	(13)	(20)
John M. Briggs	49,579	(14)	(20)
Robert L. Frome	31,836	(15)	(20)
Robert J. Moss	15,508	(16)	(20)
Dino D. Ottaviano	4,689	(17)	(20)
John C. Shea	1,695	(18)	(20)
Diane S. Casey	—		(20)
John J. McFadden	—		(20)
Directors and Executive Officers as a group (12 persons)	4,300,864	(19)	6.3%

(1)	Unless otherwise indicated, the address of all persons is c/o Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020.

(2)	The address of Neuberger Berman LLC is 605 Third Avenue, New York, NY 10158.

The address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022

(3)	Based on 67,139,000 shares of Common Stock outstanding at April 9, 2012.

(4)	According to a Schedule 13G filed by Neuberger Berman Group LLC, Neuberger Berman LLC, Neuberger Berman Management LLC and Neuberger Berman Equity Funds on February 15, 2012, such entities have, in the aggregate, beneficial ownership of 6,876,988 shares.

(5)	According to a Schedule 13G filed by BlackRock, Inc. dated January, 20 2012, it has sole dispositive power and sole voting power with respect to the 4,943,713 shares.

(6)	According to a Schedule 13G filed by William Blair & Company, L.L.C. dated January 24, 2012, it has sole dispositive power and sole voting power with respect to the 4,662,177 shares.

(7)	Includes incentive stock options to purchase 112,176 shares and nonqualified stock options to purchase 297,836 shares all currently exercisable, and 66,773 shares credited to Mr. McCartney’s account (but unissued) in connection with the Company’s Deferred Compensation Plan.

(8)	According to a Schedule 13G filed by The Vanguard Group, Inc. dated February 6, 2012, it has sole dispositive and sole voting power with respect to 3,462,557 shares.

(9)	Includes incentive stock options to purchase 64,730 shares and nonqualified stock options to purchase 59,260 shares, all currently exercisable, 12,211 shares credited to Mr. McCartney’s account (but unissued) in connection with the Company’s Deferred Compensation Plan and 7,820 shares held in joint custody by Mr. McCartney’s wife with their adult children and her mother.

(10)	Includes incentive stock options to purchase 14,123 shares, and nonqualified stock options to purchase 277 shares, all currently exercisable, and 3,652 shares credited to Mr. Wahl’s account (but unissued) in connection with the Company’s Deferred Compensation Plan. Additionally, includes 71,855 and 14,461 shares held by Mr. Wahl’s wife and minor children, respectively.

(11)	Includes incentive stock options to purchase 46,586 shares and nonqualified stock options to purchase 44,165 shares, all currently exercisable, and 16,284 shares credited to Mr. McCartney’s account (but unissued) in connection with the Company’s Deferred Compensation Plan. Additionally, includes 26,745 shares held by Mr. McCartney’s children.

(12)	Includes incentive stock options to purchase 29,981 shares and nonqualified stock options to purchase 50,382 shares, all currently exercisable, and 25,395 shares credited to Mr. McBryan’s account (but unissued) in connection with the Company’s Deferred Compensation Plan.

(13)	Includes incentive stock options to purchase 8,645 shares and nonqualified stock options to purchase 24,257 shares all currently exercisable, and 7,785 shares credited to Mr. Hudson’s account (but unissued) in connection with the Company’s Deferred Compensation Plan.

(14)	Includes nonqualified stock options to purchase 14,482 shares, all currently exercisable.

(15)	Includes nonqualified stock options to purchase 31,323 shares, all currently exercisable.

(16)	Includes nonqualified stock options to purchase 15,508 shares, all currently exercisable.

(17)	Includes nonqualified stock options to purchase 4,399 shares, all currently exercisable.

(18)	Includes incentive stock options to purchase 1,100 shares, all currently exercisable and 595 shares credited to Mr. Shea’s account (but unissued) in connection with the Company’s Deferred Compensation Plan.

(19)	Includes 819,230 shares underlying options granted to this group. All options are currently exercisable; also includes 132,695 shares credited to the accounts of certain executive officers (but unissued) in connection with the Company’s Deferred Compensation Plan.

(20)	Less than 1% of the outstanding shares.

MANAGEMENT COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

We refer to our chief executive officer, the chief financial officer, and each of our other three most highly compensated executive officers as our Named Executive Officers. As more fully described below (a) the base salary of Mr. Daniel McCartney was primarily based on a minimum base salary plus an additional amount based on the Company’s income from operations before income taxes, and (b) in 2011 and 2010, the salaries and bonuses, where applicable, of Messrs. Wahl, Shea, Hudson, Bryan McCartney and McBryan, were based on their performance and level of responsibility. Our Nominating, Compensation and Stock Option Committee believes that compensation paid to Mr. Daniel McCartney, is consistent with the principle that compensation plans of senior operational officers should be closely aligned with our performance on both a short-term and long-term basis to create value for shareholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

In establishing compensation for executive officers, the following are the Company’s and Nominating, Compensation and Stock Option Committee’s objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our shareholders; and

•

Enhance the officers’ incentive to maximize shareholder value, as well as promote retention of key people, by providing a portion of total compensation for management in the form of direct ownership in us through stock options and other compensatory stock-based plans.

To achieve these objectives, our overall compensation program aims to pay our Named Executive Officers competitively, consistent with our success and their contribution to that success. To accomplish this we rely on programs that provide compensation in the form of both cash and equity. Although our Nominating, Compensation and Stock Option Committee has not adopted any formal guidelines for allocating total compensation between cash and equity, the Nominating, Compensation and Stock Option Committee considers the balance between providing short-term and long-term incentives which are designed to help align the interests of management with shareholders.

We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation, although the Nominating, Compensation and Stock Option Committee may elect to retain such a consultant in the future if it determines that so doing would be helpful in developing, implementing or maintaining compensation plans.

The Nominating, Compensation and Stock Option Committee conducts an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. In addition, the Nominating, Compensation and Stock Option Committee has historically taken into account input from other independent members of our board of directors and, to the extent available, publicly available data relating to the compensation practices and policies of other companies within and outside our industry. As part of the review of the Company’s compensation, the compensation policies of the following companies have been examined: AMN Healthcare Services, Inc. (a healthcare staffing company), ABM Industries Incorporated (a provider of janitorial, parking, security and engineering services for commercial and industrial facilities), Sodexo (a food services and facilities management company), Crothall Services Group (a provider of hospital housekeeping, hospital facilities management, and hospital environmental services) and ARAMARK Corporation (a food, hospitality and facility service company). The Nominating, Compensation and Stock Option Committee believes that gathering information about the compensation practices of these companies is an important part of our compensation-related decision-making process. However, since none of these companies are specifically engaged in the Company’s business and the Company is unaware of any other public company which provides housekeeping and food services solely to the health care industry and primarily to the long term care segment of the industry, the Company believes that compensation comparisons with the aforementioned companies is not apt. Accordingly, while the Nominating, Compensation and Stock Option Committee is aware of the compensation practices of the companies set forth above, the Committee has not necessarily relied on comparisons with such entities for purposes of making compensation decisions for Company executive officers and the Company does not benchmark compensation against the compensation of such other Companies.

Determination of Compensation Awards

The compensation of the Chief Executive Officer of the Company is determined by the Nominating, Compensation and Stock Option Committee. Such Committee’s determinations regarding compensation are based on a number of factors including, in order of importance:

•	Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

•	Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

•	Consideration of the individual’s overall contribution to the Company.

Compensation for the Named Executive Officers (referred to in the summary compensation table) other than the Chief Executive Officer is determined by the Chief Executive Officer in consultation with the Nominating, Compensation and Stock Option Committee, taking into account the same factors considered in determining the Chief Executive Officer’s compensation as described above. Section 162(m) of the U.S. Internal Revenue Code of 1986 limits deductibility of compensation in excess of $1 million paid to the Company’s Named Executive Officers unless this compensation qualifies as “performance-based.” Based on the applicable tax regulations, any taxable compensation derived from the exercise of stock options by senior executives under the Company’s stock option plans should qualify as performance-based. Under the 1995 Incentive and Non Qualified Stock Option Plan (the “1995 Plan”), no recipient of options may be granted options to purchase more than 125,000 shares of Common Stock. Therefore, compensation received as a result of options granted under the 1995 Plan qualify as “performance-based” for purposes of Section 162(m) of the Code. In addition, under the 2002 Stock Option Plan (the “2002 Plan”), no recipient of options may be granted options to purchase more than 50,000 shares of Common Stock in any calendar year. Therefore, compensation received as a result of options granted under the 2002 Plan qualify as “performance-based” for purposes of Section 162(m) of the Code (the options exercised by the Named Executive Officers in fiscal 2011 were granted under either the 1995 Plan or the 2002 Plan). The Company’s Named Executive Officers receive nonqualified stock options. As described under “Executive Compensation — Grant of Plan-Based Awards”, options were granted in fiscal year 2011 to certain Named Executive Officers.

The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.

Elements of Compensation

Base Salary.    Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by companies in our industry. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels. With respect to certain of our executive officers this adjustment takes into account individual responsibilities, performance and experience.

Historically, the base salary of Mr. Daniel McCartney was a minimum of between approximately $19,000 to $53,000 with the balance of his base salary derived from the Performance-Based Compensation criteria described in the paragraph below. In 2011, Mr. Daniel McCartney’s minimum base salary was approved to be approximately $19,000. The annual salary for Mr. Theodore Wahl increased from 2009 to 2011 due to the increased responsibilities assumed by Mr. Wahl resulting from his promotion from Financial Manager to Vice President of Finance in 2009, and from Vice President of Finance to Executive Vice President in 2010 and to Executive Vice President and Chief Operating Officer in 2011. The salary for Mr. Richard Hudson increased from 2009 to 2011 due to the continuing increased responsibilities in connection with his promotion from Vice President of Finance to Chief Financial Officer during 2007. The salary for Mr. John Shea increased from 2010 to 2011 due to the continuing increased responsibilities in connection with his promotion from Director of Regulatory Reporting to Vice President of Finance and Chief Accounting Officer during 2010. The annual salaries of Mr. Bryan McCartney and Mr. Michael McBryan are approximately $102,000 with Performance-Based Compensation that is based on the criteria noted below and are reflective of the their responsibilities as Senior Vice Presidents.

Performance-Based Compensation.    We structure our annual incentive program to reward certain executive officers based on our performance and our evaluation of the individual executive’s contribution to that performance. This allows executive officers to receive such compensation based on the results that they helped us to achieve in the previous year. The incentive payment, based upon the Company’s prior year performance, becomes the major portion of the named executive officer’s salary for the following year. Mr. Daniel P. McCartney is subject to this payment and it is based on a rate of 1.85% of the income from operations before income taxes of the Company in accordance with generally accepted accounting principles in the fiscal year immediately preceding the year for which such annual salary is calculated. In the 2010 and 2009 period, the Company used a 2.0% and 2.2% rate, respectively, for purposes of calculating Mr. Daniel McCartney’s incentive payment. Although, the Company had used the 3% rate for more than 20 years prior to 2006, the Company believes that the current year 1.85% rate provides an accurate benchmark upon which to build the compensation for the chief executive officer. The 3% figure was initially selected as it was deemed to be representative of performance-based compensation for the chief executive officer and chief operating officer, as well as providing for a compensation level which reflects the performance of the Company. The Company reduced the rate to 2.3% for 2007 and continued such rate in 2008, as it believed that this reduced rate was a fair and appropriate measure by reason of the continued increase in the Company’s income before income taxes. Based on the continued increase in the Company’s income before income taxes, the Company believed that a further rate reduction from 2.0% to 1.85% in 2011 after the reduction from 2.2% to 2.0% in 2010 was appropriate. Moreover, the Nominating, Compensation and Stock Option Committee has historically established the rate to more align Daniel McCartney’s compensation with the compensation of the Company’s other managerial employees. The Nominating, Compensation and Stock Option Committee has historically tied the compensation of Mr. Daniel McCartney into the Company’s financial performance because he has had responsibility for all key strategic and policy decisions impacting the Company. Mr. Bryan McCartney and Mr. McBryan are also subject to incentive compensation payments which are based on certain financial and non-financial performance measurements including facility growth, profitability, client retention and satisfaction. Their incentive compensation is reflective of their overall responsibility of the management of our operations and the delivery of the expected financial and non-financial performance associated with our services.

Discretionary Long-Term Equity Incentive Awards.    The Nominating, Compensation and Stock Option Committee is responsible for determining the individuals who will be granted options, the number of options each individual will receive, the option price per share, and the exercise period of each option. Guidelines for the number of stock options granted to each executive officer are determined using a procedure approved by the Committee based upon several factors, including the executive officer’s salary level, performance and the value of the stock option at the time of grant. We grant options at the fair market value of the underlying stock on the date of grant. In January of 2012, 2011 and 2010, the Nominating, Compensation and Stock Option Committee granted options to purchase an aggregate of approximately 115,000, 119,000 and 162,000 shares of common stock, respectively, to our current Named Executive Officers and directors. Such awards are detailed for the respective Named Executive Officers in the table reporting on Grant of Plan-Based Awards included in this proxy statement. In making its decision to grant these awards, the Nominating, Compensation and Stock Option

Committee considered the competitive challenges to our business and the commitments of time, energy and expertise our executive officers have expended to meet these challenges and foster the growth and financial position of the Company. The Nominating, Compensation and Stock Option Committee has also granted options to all other levels of Company management and key employees and believes that the grant of the options to the Named Executive Officers is aligned with the grants to such management and key employees and also aligns the interest of management with shareholders. As indicated under “Compensation Objectives” above, the Nominating, Compensation and Stock Option Committee has not adopted any formal guidelines for allocating total compensation between cash and equity.

Deferred Compensation Plan.    Since January 1, 2000, we have had a Supplemental Executive Retirement Plan (the “SERP”) for certain key executives and employees. The SERP is not qualified under Section 401 of the Code. Under the SERP, participants may defer up to 25% of their earned income on a pre-tax basis (prior to January 1, 2010 participants deferrals were limited to 15% of their earned income). As of the last day of each plan year, each participant will receive a 25% match of their deferral, up to 15% of such deferral amount, in our Common Stock based on the then current market value. SERP participants fully vest in our matching contribution three years from the first day of the initial year of participation. The income deferred and our matching contributions are unsecured and subject to the claims of our general creditors. Under the SERP, we are authorized to issue up to 675,000 shares of our common stock to our employees. Pursuant to such authorization, we have approximately 486,000 shares available for future grant at December 31, 2011 (after deducting the 2011 funding of shares delivered in 2012). In the aggregate, since initiation of the SERP, 528,000 shares (including the 2011 funding of shares delivered in 2012) have been issued to the trustee and accounted for at cost, as treasury stock. At December 31, 2011 (after deducting the 2011 funding of shares delivered in 2012), approximately 257,000 of such shares are vested and remain in the respective active participants’ accounts.

Employee Stock Purchase Plan.    Since January 1, 2000, we have had a non-compensatory ESPP for all eligible employees. All full-time and certain part-time employees who have completed two years of continuous service with us are eligible to participate. The ESPP was implemented through five annual offerings. On January 1, 2000, the first annual offering commenced. On February 12, 2004 (effective January 1, 2004), our Board of Directors extended the ESPP for an additional eight annual offerings. On April 12, 2011, the Board of Directors extended the ESPP for an additional five offerings through 2016. Annual offerings commence and terminate on the respective year’s first and last calendar day. Under the ESPP, we are authorized to issue up to 4,050,000 shares of our common stock to our employees. Pursuant to such authorization, we have 2,620,000 shares available for future grant at December 31, 2011. Furthermore, under the terms of the ESPP, eligible employees can choose each year to have up to $25,000 of their annual earnings withheld to purchase our Common Stock. The purchase price of the stock is 85% of the lower of its beginning or end of the plan year market price.

Other Elements of Compensation and Perquisites.

Medical Insurance.    We provide to each Named Executive Officer, the named executive officer’s spouse and children such health, dental and optical insurance as we may from time to time make available to our other executives of the same level of employment. This insurance requires an employee co-payment of the insurance premium.

Life and Disability Insurance.    We provide each Named Executive Officer such disability and/or life insurance as we in our sole discretion may from time to time make available to our other executive employees of the same level of employment.

Automobile Allowance.    We provide some Named Executive Officers with an automobile allowance during the term of the his employment with us as we in our sole discretion may from time to time make available to our other executive employees of the same level of employment.

Sporting Event Tickets.    We obtain season tickets for several Philadelphia sports teams. Although these tickets are intended to be used for entertaining clients, unused tickets are made available to employees, including the Named Executive Officers, for personal use.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Nominating, Compensation and Stock Option Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The Company has structured its compensation program so that certain employees are incentivized primarily on their ability to achieve revenue and profit objectives of the customer accounts under their supervision and generate new business. Additionally, to a lesser extent, incentive compensation is earned on the achievement of certain non-financial objectives such as recruiting and developing future management personnel, reviewing subordinate employees, maintaining good client relations and compliance with company operational reporting requirements. The Company believes that elements of this incentive policy may be subject to abuse. Specifically, the Company recognizes that incentivizing employees for new business generation could result in employees entering into agreements without conducting proper due diligences, including with respect to the creditworthiness of the other party. Similarly, employees may be tempted to rush to hire employees prior to their quarterly review in order to meet their recruitment goals. The Company also recognizes that managers may be tempted to give better performance reviews of their subordinates in order to boost the appearance of their own performance. Also, the Company recognizes that in preparing budgets upon which an employee will be reviewed, an employee may seek to be conservative in their estimates in order to more easily achieve his or her performance targets. The Company has carefully designed its compensation policies and practices to diminish the potential abuses inherent in such programs so as to avoid unnecessary risks to the Company and its shareholders.

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued during the Company’s prior two fiscal years to the Company’s Chief Executive Officer, Chief Financial Officer and the four highest paid executive officers whose total compensation exceeded $100,000 in 2011 (the “Named Executive Officers”).

Name and Principal Position(a)	Year(b)	Salary ($)(c)		Bonus ($)(d)	Stock Awards ($)(e)(4)	Option Awards ($)(f)(4)	Nonqualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($)(i)(5)	Total ($)(j)
Daniel P. McCartney	2011	1,005,108	(1)	—	—	81,495	37,697	17,805	1,142,105
Chairman of the	2010	1,005,108	(2)	—	—	149,280	37,698	17,805	1,209,891
Board and Chief	2009	1,005,108	(3)	—	—	103,500	37,705	18,705	1,165,018
Executive Officer
Theodore Wahl	2011	695,730		—	—	48,897	26,093	8,100	778,820
President and Chief	2010	437,350		—	—	44,784	16,416	8,100	506,650
Operating Officer and Director	2009	190,249		—	—	20,700	16,696	8,100	235,745
John C. Shea	2011	220,038		—	—	13,039	—	3,616	236,693
Chief Financial Officer	2010	171,043		—	—	2,986	4,621	3,776	182,426
and Secretary
Richard W. Hudson	2011	466,460		—	5,802	48,897	17,637	3,852	542,648
Chief Compliance Officer	2010	446,561		—	7,237	89,568	16,758	4,172	564,296
	2009	440,492		—	—	62,100	16,524	3,852	522,968
Bryan D. McCartney	2011	102,492		594,856	5,929	48,897	26,164	13,000	791,338
Executive Vice President
Michael E. McBryan	2011	102,492		594,856	4,184	48,897	26,164	13,000	789,593
Executive Vice President and Director

(1)	Represents a base salary of $19,000 and 1.85% of 2010 reported income before income taxes ($54,119,000), all of which was paid in 2011.

(2)	Represents a base salary of $19,000 and 2.0% of 2009 reported income before income taxes ($49,335,000), all of which was paid in 2010.

(3)	Represents a base salary of $53,000 and 2.2% of 2008 reported income before income taxes ($43,275,000), all of which was paid in 2009.

(4)	Amounts reflect the aggregate grant date fair value of option awards granted under either our ESPP or stock option plans computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. ESPP awards are value at the difference between the fair market value of the Company’s common stock at the award date and the respective ESPP purchase price. Options’ awards are valued utilizing the Black-Scholes-Merton option pricing model. A more detailed discussion of the assumptions of our ESPP and stock option plans may be found in Note 7 of the Notes to the Financial Statements in our Form 10-K for the year ended December 31, 2011.

(5)	Includes automobile allowance, contributions paid by the Company towards employee’s health insurance premiums and personal use of tickets for sporting events.

Grant of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made by us during the year ended December 31, 2011, to each of the Named Executive Officers.

Estimated Future Payouts

Under

Equity Incentive Plan Awards

Name	Grant Date	Date Award Approved	Maximum #	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Daniel P. McCartney	1/6/2011	12/20/2010	—	25,000	$16.11	$81,495
Theodore Wahl	1/6/2011	12/20/2010	—	15,000	$16.11	$48,897
John C. Shea	1/6/2011	12/20/2010	—	4,000	$16.11	$13,039
Richard W. Hudson	1/6/2011	12/20/2010	—	15,000	$16.11	$48,897
Bryan D. McCartney	1/6/2011	12/20/2010	—	15,000	$16.11	$48,897
Michael E. McBryan	1/6/2011	12/20/2010	—	15,000	$16.11	$48,897

Narrative Disclosure to Summary Compensation Table Grants of Plan-Based Awards Table

The Company has not entered into employment contracts with any of the Named Executive Officers. No previously granted options or other equity-based awards were re-priced or otherwise materially modified during the fiscal year ended December 31, 2011. As set forth above in the “Compensation Discussion and Analysis,” the Company believes that part of the compensation for the Named Executive Officers should be in the form of long-term equity grants so as to align the interests of the Named Executive Officers with the Company’s shareholders. In accordance with these objectives, Messrs. Daniel McCartney, Wahl, Shea, Hudson, Bryan McCartney and McBryan received options to purchase 25,000, 15,000, 4,000, 15,000, 15,000 and 15,000 shares, respectively. These options vest over five years to incentivize the Named Executive Officers to increase the long-term value of the Company and thereby increase the value of its common stock.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of the Named Executive Officers as of December 31, 2011:

Option Awards
Name(a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(e)	Option Expiration Date(f)
Daniel P. McCartney	126,567	—	$2.4987	12/13/2012
	126,567	—	$3.6839	12/26/2013
	84,375	—	$6.0681	12/27/2014
	30,001	7,499	$13.9267	1/3/2018
	22,500	15,000	$10.3867	1/5/2019
	15,002	22,499	$14.3067	1/4/2020
	5,000	20,000	$16.1100	1/6/2021
	—	25,000	$17.5000	1/5/2022
Theodore Wahl	2,400	600	$13.9267	1/3/2018
	4,500	3,000	$10.3867	1/5/2019
	4,500	6,750	$14.3067	1/4/2020
	3,000	12,000	$16.1100	1/6/2021
	—	15,000	$17.5000	1/5/2022
John C. Shea	300	450	$14.3067	1/4/2020
	800	3,200	$16.1100	1/6/2021
	—	5,000	$17.5000	1/5/2022
Richard W. Hudson	18,001	4,499	$13.9267	1/3/2018
	2,900	15,600	$10.3867	1/5/2019
	9,000	13,500	$14.3067	1/4/2020
	3,000	12,000	$16.1100	1/6/2021
	—	15,000	$17.5000	1/5/2022
Bryan D. McCartney	47,250	—	$6.0681	12/27/2014
	18,001	4,499	$13.9267	1/3/2018
	13,500	9,000	$10.3867	1/5/2019
	9,000	13,500	$14.3067	1/4/2020
	3,000	12,000	$16.1100	1/6/2021
	—	15,000	$17.5000	1/5/2022
Michael E. McBryan	6,089	—	$3.6839	12/26/2013
	30,773	—	$6.0681	12/27/2014
	18,001	4,499	$13.9267	1/3/2018
	13,500	9,000	$10.3867	1/5/2019
	9,000	13,500	$14.3067	1/4/2020
	3,000	12,000	$16.1100	1/6/2021
	—	15,000	$17.5000	1/5/2022

Option Exercises and Stock Vested for 2011

The following table sets forth information concerning the option exercises and stock vested of each of the Named Executive Officers during the year ended December 31, 2011:

Option Awards
Name (a)	Number of Shares Acquired On Exercise (#) (b)	Value Realized on Exercise ($) (c)
Daniel P. McCartney	253,125	$2,869,670
Theodore Wahl	—	$—
John C. Shea	—	$—
Richard W. Hudson	4,000	$23,453
Bryan D. McCartney	—	$—
Michael E. McBryan	—	$—

Nonqualified Deferred Compensation

The following table sets forth information concerning the non-qualified deferred compensation of each of the Named Executive Officers during the year ended December 31, 2011:

Name	Executive Contributions in Last FY ($)(b)	Registrant Contributions in Last FY ($)(c)	Aggregate Earnings in Last FY ($)(f)	Aggregate Balance at Last FYE ($)(f)
Daniel P. McCartney	150,776	37,697	134,932	2,951,393
Theodore Wahl	103,641	26,093	(25,560)	286,242
John C. Shea	21,965	—	(1,513)	44,991
Richard W. Hudson	117,420	17,637	6,734	632,185
Bryan D. McCartney	174,337	26,164	17,531	1,368,949
Michael E. McBryan	174,337	26,164	57,317	1,504,104

Employee Stock Purchase Plan

Since January 1, 2000, we have had a non-compensatory ESPP for all eligible employees. All full-time and certain part-time employees who have completed two years of continuous service with us are eligible to participate. The ESPP was implemented through five annual offerings. On January 1, 2000, the first annual offering commenced. On February 12, 2004 (effective January 1, 2004), our Board of Directors extended the ESPP for an additional eight annual offerings. On April 12, 2011, the Board of Directors extended the ESPP for an additional five offerings through 2016. Annual offerings commence and terminate on the respective year’s first and last calendar day. Under the ESPP, we are authorized to issue up to 4,050,000 shares of our common stock to our employees. Pursuant to such authorization, we have 2,620,000 shares available for future grant at December 31, 2011. Furthermore, under the terms of the ESPP, eligible employees can choose each year to have up to $25,000 of their annual earnings withheld to purchase our Common Stock. The purchase price of the stock is 85% of the lower of its beginning or end of the plan year market price.

Directors’ Compensation

Directors who are also our employees are not separately compensated for their service as directors. Our non-employee directors received the following aggregate amounts of compensation for the year ended December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(6)(7)	Total ($)
John Briggs(1)	43,000	16,302	59,302
Robert L. Frome(2)	6,000	16,302	22,302
Robert J. Moss(3)	13,000	16,302	29,302
Dino D. Ottaviano(4)	13,000	16,302	29,302
Diane S. Casey(5)	4,000	—	4,000

(1)	Mr. Briggs had vested options to purchase 8,986 shares of common stock outstanding as of December 31, 2011.

(2)	Mr. Frome had vested options to purchase 25,827 shares of common stock outstanding as of December 31, 2011.

(3)	Mr. Moss had vested options to purchase 10,012 shares of common stock outstanding as of December 31, 2011.

(4)	Mr. Ottaviano had vested options to purchase 400 shares of common stock outstanding as of December 31, 2011.

(5)	Ms. Casey did not have any vested options to purchase shares of common stock as of December 31, 2011.

(6)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the grant date fair value of option grants made to each director during the 2011 fiscal year. The fair value was estimated using the Black-Scholes-Merton option pricing model in accordance with FASB ASC Topic 718.

(7)	All stock option awards granted in 2011 become vested and exercisable ratably over a five year period on each yearly anniversary date of the option grant.

Directors’ Fees

Up to March 31, 2009, the Company paid each director who is not an employee of the Company $500 for each regular or committee meeting of the Board of Directors attended. Effective April 1, 2009, the Company paid each director who is not an employee of the Company $1,000 for each regular or committee meeting of the Board of Directors attended. In addition, Mr. Briggs receives a quarterly retainer of $10,000 with respect to his chairmanship of the Audit Committee and service as the Audit Committee Financial Expert. Mr. Frome bills the Company at his customary rate for time spent on behalf of the Company (whether as a director or in performance of legal services for the Company) and is reimbursed for expenses incurred in attending directors’ meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s Directors, executive officers and 10% shareholders to file with the SEC and the NASDAQ Stock Market, LLC initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) reports which they file.

To the Company’s knowledge, based solely on review of the copies of these reports furnished to the Company and written representations that no other reports were required, during 2011 all Section 16(a) filing requirements applicable to its directors and executive officers were complied with.

Sarbanes-Oxley Act Compliance

Sarbanes-Oxley sets forth various requirements for public companies and directs the SEC to adopt additional rules and regulations.

Currently, the Company believes it is in compliance with all applicable laws, rules and regulations arising from Sarbanes-Oxley. The Company intends to comply with all rules and regulations adopted by the SEC pursuant to Sarbanes-Oxley no later than the time they become applicable to the Company.

AUDIT COMMITTEE REPORT

The members of the Audit Committee from January 1, 2011 to December 31, 2011 were Messrs. John M. Briggs, Robert J. Moss and Dino Ottaviano. The Audit Committee met six times during the fiscal year. The Audit Committee is responsible for the appointment of the Independent Auditors for each fiscal year, recommending the discharge of the Independent Auditors to the Board and confirming the independence of the Independent Auditors. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the Independent Auditors’ compensation for performing such audit; reviewing the Company’s audited financial statements; and reviewing and approving the Company’s internal accounting controls and disclosure procedures, and discussing such controls and procedures with the Independent Auditors.

The Audit Committee adopted an Amended and Restated Audit Committee Charter on February 12, 2004, a copy of which is available on the Company’s website at www.hcsgcorp.com.

The Company’s Independent Auditors are responsible for auditing the financial statements, as well as auditing the Company’s internal controls over financial reporting. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the Independent Auditors.

In connection with the audit of the Company’s financial statements for the year ended December 31, 2011, the Audit Committee met with representatives from Grant Thornton LLP, the Company’s Independent Auditors, and the Company’s internal auditor. The Audit Committee reviewed and discussed with Grant Thornton LLP and the Company’s internal auditor, the Company’s financial management and financial structure, as well as the matters relating to the audit required by the Public Company Accounting Oversight Board Auditing Standard.

The Audit Committee and Grant Thornton LLP also discussed Grant Thornton LLP’s independence. In November 2011, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter regarding Grant Thornton LLP’s independence required by Public Company Accounting Oversight Board Rule 3526.

In addition, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2011, as well as management’s assessment of internal controls over financial reporting.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s financial statements audited by Grant Thornton LLP, as well as the audit of the Company’s internal controls over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

AUDIT COMMITTEE

John M. Briggs, Chairman

Robert J. Moss

Dino Ottaviano

NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The compensation of the Chief Executive Officer of the Company is determined by the Nominating, Compensation and Stock Option Committee. Such Committee’s determinations regarding such compensation are based on a number of factors including, in order of importance:

•	Consideration of the operating and financial performance of the Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

•	Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

•	Consideration of the individual’s overall contribution to the Company.

In consultation with the Chief Executive Officer of the Company, the Nominating, Compensation and Stock Option Committee develops guidelines and reviews the compensation and performance of the other executive officers of the Company, as well as any management fees paid by the Company for executive services, and sets the compensation of the executive officers of the Company and/or any management fees paid by the Company for executives services. In addition, the Nominating, Compensation and Stock Option Committee makes recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans, and establishes criteria for the granting of options in accordance with such criteria; and administers such plans. The Nominating, Compensation and Stock Option Committee reviews major organizational and staffing matters. In consultation with the Chief Executive Officer of the Company, the Nominating, Compensation and Stock Option Committee oversees the development and growth of executive management personnel. With respect to director compensation, the Nominating, Compensation and Stock Option Committee designs a director compensation package of a reasonable total value based on comparisons with similar firms and aligned with long-term shareholder interests. Finally, the Nominating, Compensation and Stock Option Committee reviews director compensation levels and practices, and may recommend, from time to time, changes in such compensation levels and practices to the Board of Directors, with equity ownership in the Company encouraged. The Nominating, Compensation and Stock Option Committee’s charter provides that the Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors.

The Nominating, Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE

Dino D. Ottaviano, Chairman

Diane S. Casey

Robert J. Moss

Compensation Committee Interlocks and Insider Participation

No member of the Nominating, Compensation and Stock Option Committee was an officer or employee of the Company or any subsidiary of the Company during the fiscal year ended December 31, 2011. No member of such Committee was a member of the compensation committees of another entity during the fiscal year ended December 31, 2011. None of our executive officers was a member of such Committee, or a director, of another entity during fiscal 2011. There were no transactions between any member of the Nominating, Compensation and Stock Option Committee and the Company during the fiscal year ended December 31, 2011 requiring disclosure pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

Certain Relationships and Related Party Transactions

The Company’s Audit Committee is responsible for reviewing and approving all related party transactions involving the Company and any director, executive officer, other employee or family member thereof. The Audit Committee does not have a formal written policy which sets forth its policies and procedures with respect to reviewing a related party transaction. The Audit Committee, however, will not approve any transaction unless the transaction is on terms comparable to those available to unaffiliated third parties and have terms reasonably expected to benefit the Company.

Joseph F. McCartney, the brother of Daniel McCartney and Bryan McCartney, joined the Company in 1977, became a Director in 1983, and is currently employed by the Company as a Divisional Vice President and Director. Joseph McCartney’s compensation earned from the Company during fiscal year 2011 consisted of approximately $90,000 in base salary, $10,000 in automobile allowance and $56,000 of health insurance premiums. Additionally, Joseph McCartney earned compensation of approximately $3,000 and $2,000, respectively, from Deferred Compensation Plan contributions made on his behalf by the Company and his participation in the Company’s Employee Stock Purchase Plan. All of such compensation earned by Joseph McCartney is in accordance with the Company’s compensation plan for all management personnel in similar positions.

Kevin P. McCartney, the brother of Daniel McCartney, Bryan McCartney and Joseph McCartney, joined the Company in 1998 and is currently employed by the Company as a Divisional Vice President. Kevin McCartney’s compensation earned from the Company during fiscal year 2011 consisted of a base salary of approximately $103,000, incentive compensation of approximately $108,000 and approximately $10,000 in automobile allowance. Additionally, Kevin McCartney earned compensation of approximately $4,000 and $1,000, respectively, from Deferred Compensation Plan contributions made on his behalf by the Company and his participation in the Company’s Employee Stock Purchase Plan. All of such compensation earned by Kevin McCartney is in accordance with the Company’s compensation plan for all management personnel in similar positions.

Timothy McCartney, Esq., the brother of Daniel McCartney, Bryan McCartney and Joseph McCartney, joined the Company in 2004 and is employed by the Company as Corporate Counsel. Timothy McCartney’s compensation earned from the Company during fiscal year 2011 was approximately $201,000. Additionally, Timothy McCartney earned compensation of approximately $2,000 and $2,000, respectively, from Deferred Compensation Plan contributions made on his behalf by the Company and his participation in the Company’s Employee Stock Purchase Plan. Management believes that the compensation earned by Timothy McCartney is comparable to the compensation the Company would pay to a non-relative employee in a similar position.

Stephen Newns, the brother-in-law of Daniel McCartney, Bryan McCartney and Joseph McCartney, joined the Company in 1995 and is currently employed by the Company as a Divisional Vice President. Mr. Newns’ compensation earned from the Company during fiscal year 2011 consisted of approximately $95,000 in base salary, $42,000 of incentive compensation and $9,000 in automobile allowance. Additionally, Mr. Newns earned compensation of approximately $3,000 and $1,000, respectively, from the value realized on Deferred Compensation Plan contributions made on his behalf by the Company and his participation in the Company’s

Employee Stock Purchase Plan. All of such compensation earned by Mr. Newns is in accordance with the Company’s compensation plan for all management personnel in similar positions.

Matthew J. McKee, MBA, the son-in-law of Daniel McCartney and the brother-in-law of Theodore Wahl joined the Company in 2005 and is currently employed by the Company as Director of Marketing. Mr. McKee’s compensation earned from the Company during fiscal year 2011 consisted of approximately $138,000 in base salary, $21,000 of incentive compensation and $9,000 in automobile allowance. Additionally, Mr. McKee earned compensation of approximately $2,000 from Deferred Compensation Plan contributions made on his behalf by the Company. Management believes that the compensation earned by Mr. McKee is comparable to the compensation the Company would pay to a non-relative employee in a similar position.

James R. Bleming, the brother-in-law of Bryan McCartney, joined the Company in 1992 and is currently employed by the Company as a Divisional Vice President. Mr. Bleming’s compensation earned from the Company during fiscal year 2011 consisted of approximately $89,000 in base salary, $23,000 of incentive compensation and $9,000 in automobile allowance. Additionally, Mr. Bleming earned compensation of approximately $4,000 and $2,000, respectively, from the value realized on Deferred Compensation Plan contributions made on his behalf by the Company and his participation in the Company’s Employee Stock Purchase Plan. All of such compensation earned by Mr. Bleming is in accordance with the Company’s compensation plan for all management personnel in similar positions.

Procedures for Contacting Directors

The Board of Directors has established a process for shareholders to send communications to the Board of Directors. Shareholders may communicate with the Board generally or a specific director at any time by writing to: Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020, Attention: Investor Relations. The Company reviews all messages received, and forwards any message that reasonably appears to be a communication from a shareholder about a matter of shareholder interest that is intended for communication to the Board of Directors. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board of Directors generally, to the chairman of the Nominating, Compensation and Stock Option Committee. Because other appropriate avenues of communication exist for matters that are not of shareholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of shareholder interest are not forwarded to the Board of Directors.

PROPOSAL NO. 2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of Grant Thornton LLP was selected by the Audit Committee of the Board as the Independent Auditors of the Company for the fiscal year ending December 31, 2012. Said firm has no other relationship to the Company. The Board recommends the ratification of the selection of the firm of Grant Thornton LLP to serve as the Independent Auditors of the Company for the year ending December 31, 2012. A representative of Grant Thornton LLP, which has served as the Company’s Independent Auditors since December 1992, will be present at the forthcoming shareholders’ meeting with the opportunity to make a statement if he so desires and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention or withholding of authority to vote, therefore, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent registered public accounting firm.

Fees billed to Company by Grant Thornton LLP during fiscal years 2011 and 2010:

Audit Fees: Audit fees billed to the Company by Grant Thornton LLP during the Company’s 2011 fiscal year and 2010 fiscal year for audit of the Company’s annual financial statements, reviews of those financial statements included in the Company’s quarterly reports on Form 10-Q, and auditing of the Company’s internal controls over financial reporting totaled approximately $650,000 and $700,000, respectively.

Audit Related Fees: Audit related fees billed to the Company by Grant Thornton LLP were approximately $34,000 in each of the Company’s 2011 and 2010 fiscal years, respectively. Such fees were primarily for assurance and related services related to employee benefit plan audits, and special procedures required to meet certain regulatory filings’ requirements.

Tax Fees: Tax fees billed by Grant Thornton LLP for tax compliance, tax advice and tax planning totaled approximately $15,000 and $17,000 for the 2011 and 2010 fiscal years, respectively.

All Other Fees: There were no other fees billed to the Company by Grant Thornton LLP in either the 2011 or 2010 fiscal years

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Board of Directors recognizes the significant interest of shareholders in executive compensation matters. Pursuant to recent amendments to Section 14A of the Exchange Act (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”)), we are providing our shareholders with an opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers as disclosed in the Summary Compensation Table and other tables and the related narratives, as well as in the Compensation Discussion and Analysis section of this Proxy Statement, in accordance with SEC rules.

Summary

We are asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers (which consist of our Chief Executive Officer, Chief Financial Officer, our other four highest paid executives), as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. Our compensation philosophy and framework have resulted in compensation for our Named Executive Officers that is commensurate with both the Company’s financial results and the other performance factors described in the section of this Proxy Statement entitled Compensation Discussion and Analysis. Our executive compensation programs are designed to attract, motivate and retain executives and professionals of the highest level of quality and effectiveness. These programs focus on rewarding the types of performance that increase shareholder value, link executive compensation to the Company’s long-term strategic objectives and align executive officers’ interests with those of our shareholders. The Company believes that its executive compensation programs, which emphasize long-term equity awards and variable compensation, satisfy these goals. A substantial portion of each executive’s total compensation is intended to be variable and delivered on a pay-for-performance basis.

Recommendation

Our Board of Directors believes that the information provided above and within the “Management Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests and support long-term value creation.

The Board of Directors recommends that the shareholders vote “FOR” the adoption of the following non-binding resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.

This say-on-pay vote is advisory, and therefore not binding on the Company, the Nominating, Compensation and Stock Option Committee or our Board of Directors.

PROPOSAL NO. 4

2012 EQUITY INCENTIVE PLAN

On April 4, 2012, our Board of Directors unanimously adopted a resolution declaring it advisable to approve the adoption of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), which is initially expected to contain approximately 2,000,000 new shares of the Company’s common stock available for grant thereunder as well as available shares for issuance remaining under our existing equity plans. The 2012 Plan is intended as an incentive for employees, non-employee directors and advisors of the Company and its subsidiaries and to align their interest in the success of the Company with the interests of the Company’s stockholders. A copy of the 2012 Plan is attached hereto as EXHIBIT A. As of the date of this proxy statement, no options to purchase shares of common stock or other rights have been granted to any person under the 2012 Plan.

The benefits and amounts to be derived under the 2012 Plan are not determinable.

Description of the 2012 Plan

The following is a brief summary of certain provisions of the 2012 Plan, which summary is qualified in its entirety by the actual text of the 2012 Plan attached hereto as EXHIBIT A.

Administration of the 2012 Plan

The 2012 Plan shall be administered, and awards shall be granted thereunder, by a committee appointed by the Company’s Board of Directors (the “Committee”), which the Company anticipates will be the Nominating, Compensation and Stock Options Committee. Subject to the terms of the 2012 Plan, the Committee shall have full discretionary power and authority to (a) interpret and administer the 2012 Plan and any instrument or agreement entered into under the 2012 Plan, (b) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2012 Plan, and (c) make any determination and take any other action that the Committee deems necessary or desirable for administration of the 2012 Plan. All questions of interpretation, administration, and application of the 2012 Plan shall be determined in good faith by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee, and the determination of such majority shall be final and binding in all matters relating to the 2012 Plan.

Shares Subject to the 2012 Plan

The initial total aggregate number of shares of common stock for which awards may be made under the 2012 Plan shall not exceed 5% of the Company’s issued and outstanding common stock on the date of the approval of the 2012 Plan by the Company’s shareholders. The number of shares of common stock available for issuance under the 2012 Plan, including shares subject to then outstanding awards, shall automatically increase on the first trading day of January of each calendar year during the term of the 2012 Plan, beginning with calendar year 2013, by an amount equal to the lesser of (i) 5% of the positive difference, if any, between the number of outstanding shares of common stock, including shares subject to outstanding awards, on the last trading day of the immediately preceding calendar year and the number of outstanding shares of common stock, including shares subject to outstanding awards, on the first trading day of such immediately preceding calendar year; or (ii) an amount determined by the Board of Directors, in its discretion. In addition, any shares that remain available for future grant in the Company’s 2002 Stock Option Plan (the “Prior Plan”) as of the effective date of the 2012 Plan shall be added to the number of shares of common stock that may be issued under the 2012 Plan. Upon the effective date of the 2012 Plan, no further awards may be made from the Prior Plan. Shares subject to a tandem stock appreciation rights shall be charged against the authorized shares only once for the overall number of shares subject thereto and not for both the number of shares subject to the tandem stock appreciation rights portion of the award and the number of shares subject to the option portion of the award. Subject to the limitations contained in the 2012 Plan with respect to incentive stock options, the maximum number of shares that may be granted as stock options or stock appreciation rights under the 2012 Plan to an employee who is a participant during any calendar year shall not exceed 50,000 shares.

The maximum aggregate number of shares of common stock for which restricted shares may be awarded under the 2012 Plan shall not exceed 5% of the Company’s issued and outstanding common stock on the date of the approval of the 2012 Plan by the Company’s shareholders, subject to adjust as provided in the 2012 Plan.

If any option is exercised by tendering common stock to the Company as full or partial payment in connection with the exercise of such option under the 2012 Plan, or if the tax withholding requirements are satisfied through such tender, only the number of shares of common stock issued net of the common stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for awards under the 2012 Plan.

Eligibility

Awards may be granted or offered only to employees, non-employee directors and advisors of the Company and its subsidiaries. The Committee shall have the authority to select the individual participants to whom awards may be granted from among such class of eligible persons and to determine the number and form of awards to be granted to each participant.

Restrictions on Transfer

No restricted share, bonus stock, performance share, or option share or other share of common stock issued as or pursuant to any award may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of (or made the subject of any derivative transaction) to or with any third party (other than a permitted transferee as defined under the 2012 Plan); provided, however, that any such restriction on transfer shall terminate as to any such share when such share is no longer subject to any term, condition or other restriction under the 2012 Plan. No option, stock appreciation right, stock unit, or other award not in the form of a share of common stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of (or made the subject of any derivative transaction) to or with any third party other than a permitted transferee.

Options

An option granted under the 2012 Plan is designated as either an incentive stock option or as a non-qualified stock option. Upon the grant of an option to purchase shares of common stock, the Committee will specify the option price, the maximum duration of the option, the number of shares of common stock to which the option pertains, the conditions upon which an option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the 2012 Plan. The purchase price of each share of common stock purchasable under an option will be determined by the Committee at the time of grant, but may not be less than the fair market value of such share of common stock on the date the option is granted, except in the case of substitute awards issued by the Company in connection with an acquisition or other corporate transaction. No option shall be exercisable later than the tenth anniversary date of its grant.

Restricted Shares and Bonus Shares

Restricted shares and/or bonus shares may be granted under the 2012 Plan and will be subject to certain conditions and contain such additional terms and conditions, not inconsistent with the terms of the 2012 Plan, as the Committee deems desirable. Except with respect to grants to the Company’s non-employee directors or as vesting may be accelerated pursuant to the terms of the 2012 Plan, restrictions on such shares shall not fully terminate prior to three years after the date of grant. Bonus shares shall be fully vested when granted.

Stock Appreciation Rights

Stock appreciation rights may be granted to participants either alone or in addition to or in tandem with other awards granted under the 2012 Plan and may, but need not, relate to a specific option granted under the 2012 Plan. The terms of stock appreciation rights granted under the 2012 Plan shall be determined by the Committee, in its sole discretion. Stock appreciation rights granted in tandem with a previously granted option shall have the same terms and conditions as such option.

Stock Units

The Committee may also grant awards of stock units under the 2012 Plan, the terms of which shall be determined by the Committee, in its sole discretion, provided that in no event, other than in connection with a termination of employment, or with respect to grants to non-employee directors, shall the period or periods during which any restrictions on full vesting shall apply be less than three years. The Committee may also make any award of stock units subject to the satisfaction of other conditions, including the attainment of performance goals, or contingencies, in order for a participant to receive payment of such stock unit award.

Performance Shares

The Committee may grant awards of performance shares, the terms of which shall be determined by the Committee, in its sole discretion. Each award of performance shares shall entitle the participant to a payment in the form of shares of common stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an award of performance shares may be adjusted on the basis of such further considerations as the Committee shall determine, in its sole discretion.

Other Stock Based Awards

In addition to the foregoing awards, and subject to the terms of the 2012 Plan, the Committee may grant other awards payable in shares of common stock under the 2012 Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

Termination of the 2012 Plan

Unless sooner terminated as provided therein, the 2012 Plan shall terminate ten years from the date the 2012 Plan is approved by shareholders.

Amendments to the 2012 Plan

The Board of Directors of the Company may at any time and from time to time alter, amend, suspend, or terminate the 2012 Plan in whole or in part. No termination or amendment of the 2012 Plan may, without the consent of the participant to whom any awards shall previously have been granted, adversely affect the rights of such participant in such awards. In addition, no amendment of the 2012 Plan shall, without the approval of the stockholders of the Company (a) change the class of individuals eligible for awards under the 2012 Plan; (b) increase the maximum number of shares of common stock for which awards may be granted under the 2012 Plan; (c) reduce the price at which options may be granted below the price provided for in the 2012 Plan; (d) reduce the option price of outstanding options; (e) cancel an option or stock appreciation right in exchange for cash when the exercise or grant price per share exceeds the fair market value of one share of common stock or take any action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the common stock is traded; or (f) extend the term of this 2012 Plan.

Federal Income Tax Consequences

Incentive Options

Options that are granted under the 2012 Plan and that are intended to qualify as incentive stock options must comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). An option holder is not taxed upon the grant or exercise of an incentive stock option; however, the difference between the fair market value of the shares of common stock on the exercise date will be an item of adjustment for purposes of the alternative minimum tax. If an option holder holds shares of common stock acquired upon the exercise of an incentive stock option for at least two years following the date of the grant of the option and at least one year following the exercise of the option, the option holder’s gain, if any, upon a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the option holder’s basis in the shares (which generally would equal the exercise price). If the option holder disposes of shares of common stock acquired pursuant to exercise of an incentive stock option before satisfying the one-and-two year holding periods described above, the option holder may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the option holder’s adjusted basis in the shares (generally the option exercise price); or (ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the incentive stock option.

The Company is not entitled to an income tax deduction on the grant or the exercise of an incentive stock option or on the option holder’s disposition of the shares of common stock after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will generally be entitled to an income tax deduction in the year the option holder disposes of the shares, in an amount equal to the ordinary income recognized by the option holder.

Nonqualified Options

In the case of a non-qualified stock option, an option holder is not taxed on the grant of such option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares of common stock on the date of the exercise. The Company is generally entitled to an income tax deduction in the year of exercise in the amount of the ordinary income recognized by the option holder. Any gain on subsequent disposition of the shares of common stock is long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

Stock Appreciation Rights

No taxable income will be recognized by an option holder upon receipt of a stock appreciation right and the Company will not be entitled to a tax deduction upon the grant of such right.

Upon the exercise of a stock appreciation right, the holder will include in taxable income, for federal income tax purposes, the fair market value of the cash and other property received with respect to the stock appreciation right and the Company will generally be entitled to a corresponding tax deduction.

Other Awards

A recipient of restricted shares, bonus shares, stock units or performance shares will not have taxable income upon grant, but will have ordinary income at the time of vesting. The amount of income will equal the fair market value on the vesting date of the shares and/or cash received minus the amount, if any, paid by the recipient. A recipient of restricted stock may instead, however, elect to be taxed at the time of grant. The Company will generally be entitled to an income tax deduction for the taxable year for which the recipient includes the amount in income.

The 2012 Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those grants for which such qualification as available and for such exception is intended.

Recommendation

The Board of Directors recommends that the shareholders vote “FOR” Proposal #4.

PROPOSAL #5

DIRECTOR ELECTION MAJORITY VOTE STANDARD PROPOSAL

There is one shareholder proposal included in this year’s proxy statement for shareholder consideration. A shareholder, the CalSTRS, whose address is 100 Waterfront Place, MS-04, West Sacramento, California 95605-2807, has advised the Company that it plans to introduce the following resolution at the Annual Meeting. We have been notified that CalSTRS is the beneficial owner of more than $2,000 in market value of the Company’s common stock.

“Be It Resolved:

That the shareholders of Healthcare Services Group, Inc., hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.”

“Supporting Statement:

In order to provide shareholders a meaningful role in director elections, the Company’s current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, will establish a challenging vote standard for board nominees, and will improve the performance of individual directors and the entire board. Under the Company’s current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because “withheld” votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

In response to strong shareholder support a substantial number of the nation’s leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 77% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.

CalSTRS is a long-term shareholder of the Company and we believe that accountability is of utmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder’s role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors’ accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in requesting that the Board of directors promptly adopt the majority vote standard for director elections.

Please vote FOR this proposal.”

Company’s Statement in Response to Proposal #5

Since the Company’s inception and incorporation as a Pennsylvania corporation 35 years ago, it has followed the provisions of its by-laws which state that directors are to be elected by a plurality voting standard. Such plurality voting provision set forth in our bylaws is the default standard under the law of the Commonwealth of Pennsylvania. Our Board’s concern is that the adoption of the shareholder proposal, while non-binding, could bring about unintended and undesirable consequences, as well as provide an unnecessary distraction from the well-established process by which directors have been elected. Our shareholders have always had and continue to have available to them, remedies to change Board members before or during a director’s term under the Company’s existing by-laws. Our Board has carefully considered the pros and cons of the issue, and believes that majority voting is not in the best interests of the Company or our shareholders. Therefore, the Board of Directors recommends that the shareholders vote “AGAINST” this Proposal.

OTHER MATTERS

So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the Annual Meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the Annual Meeting, or any adjournment or postponement thereof, in accordance with the discretion of the persons named therein.

DEADLINE FOR SHAREHOLDER PROPOSALS

To the extent permitted by law, any shareholder proposal intended for presentation at next year’s annual shareholders’ meeting must be received in proper form at the Company’s principal office no later than December 14, 2012.

In accordance with and to the extent covered by Rule 14a-4(c)(1) of the Exchange Act, if the Company is not notified of a shareholder proposal by February 27, 2013, such proposal will not be included in the proxy statement for the next year’s annual shareholders’ meeting and the Company will be permitted to use its discretionary authority in respect thereof.

ANNUAL REPORT

The 2011 Annual Report to Shareholders, including financial statements, is being mailed herewith. If you do not receive your copy, please advise the Company and another will be sent to you. Certain information contained in our Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 23, 2012, is incorporated by reference to this proxy statement.

By Order of the Board of Directors,
DANIEL P. MCCARTNEY Chairman and Chief Executive Officer

Dated:	Bensalem, Pennsylvania
April 9, 2012

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the record date upon written request addressed to: Secretary, Healthcare Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020 or by visiting the Company’s website at www.hcsgcorp.com.

EXHIBIT A

HEALTHCARE SERVICES GROUP, INC.

2012 EQUITY INCENTIVE PLAN

1. Purpose.

The Healthcare Services Group, Inc. 2012 Equity Incentive Plan (the “Plan”) is intended to provide an incentive to employees, non-employee directors and advisors of Healthcare Services Group, Inc., a Pennsylvania corporation (the “Company”), and its Subsidiaries to remain in the service of the Company and its Subsidiaries and to align their interest in the success of the Company with the interests of the Company’s stockholders. The Plan seeks to promote the highest level of performance by providing an economic interest in the long-term success of the Company.

2. Definitions.

For purposes of the Plan, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means an agreement between the Company and an Eligible Person providing for the grant of an Award hereunder.

“Award” means any Option, Stock Appreciation Right, Restricted Share, Bonus Stock, Stock Unit, Performance Share, or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time under the Plan.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the 1934 Act.

“Beneficiary” or “Beneficiaries” means the person(s) designated by a Participant or such Participant’s Permitted Transferee in writing to the Company to receive payments or other distributions or rights pursuant to the Plan upon the death of such Participant or such Participant’s Permitted Transferee. If no Beneficiary is so designated or if no Beneficiary is living at the time a payment, distribution, or right becomes payable or distributable pursuant to the Plan, such payment, distribution, or right shall be made to the estate of the Participant or a Permitted Transferee thereof. The Participant or Permitted Transferee, as the case may be, shall have the right to change the designated Beneficiaries from time to time by written instrument filed with the Committee in accordance with such rules as may be specified by the Committee.

“Board of Directors” means the Board of Directors of the Company.

“Bonus Shares” mean an Award of shares of Common Stock granted under Section 9 that are fully vested when granted.

“Cashless Exercise” means an exercise of Vested Options outstanding under the Plan through (a) the delivery of irrevocable instructions to a broker to make a sale of a number of Option Shares that results in proceeds thereon in an amount required to pay the aggregate exercise price for all the shares underlying such Vested Options being so exercised (and any required withholding tax) and to deliver such proceeds to the Company in satisfaction of such aggregate exercise price (and any required withholding tax) or (b) any other surrender to the Company of Option Shares or Vested Options outstanding under the Plan to satisfy the applicable aggregate exercise price (and any withholding tax) required to be paid upon such exercise.

“Cause” means, with respect to any Participant, (a) “cause” as defined in an employment agreement or any other similar type of agreement applicable to the Participant (so long as any act or omission constituting “cause” for such purpose was willful), or (b) in the case of a Participant who does not have an employment agreement or any other similar type of agreement or has an employment agreement or any other similar type of agreement that does not define “cause”: (i) any act or omission that constitutes a material breach by the Participant of any of such Participant’s obligations under such Participant’s employment agreement (if any) with the Company or any of its Subsidiaries, the applicable Agreement or any other agreement with the Company or any of its Subsidiaries; (ii) the willful and continued failure or refusal of the Participant substantially to perform the duties required of such Participant as an employee of the Company or any of its Subsidiaries, or performance significantly below the level required or expected of the Participant, as determined by the Committee; (iii) any willful violation by the Participant of any federal or state law or regulation applicable to the business of the Company or any of its Subsidiaries or Affiliates including, but not limited to, the rules and regulations promulgated by the Securities and Exchange Commission as well as the provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Participant’s commission of any felony or other crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud; or (iv) any other misconduct by the Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Subsidiaries or Affiliates.

“Change in Control” means the occurrence of any one of the following:

(a) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(b) the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(c) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(d) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(e) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

For purposes of this definition, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the 1934 Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, including the rules and regulations promulgated thereunder.

“Committee” means a Committee of the Board of Directors appointed to administer the Plan.

“Common Stock” means shares of Common Stock, par value $0.01 per share, of the Company.

“Competing Business” means a business or enterprise (other than the Company and its direct or indirect Subsidiaries) that is engaged in the housekeeping, laundry, linen, and/or dietary services business, in any form whatsoever, which services healthcare and/or healthcare-related institutions in the continental United States or Canada.

“Date of Grant” means the date of grant of an Award as set forth in the applicable Agreement.

“Delay Period” shall have the meaning set forth in Section 24.

“Effective Date” shall have the meaning set forth in Section 25.

“Eligible Persons” means employees, non-employee directors and advisors of the Company and its Subsidiaries.

“Fair Market Value” means, with respect to a share of Common Stock on any relevant day, (a) if such Common Stock is traded on a national securities exchange, the closing price at the end of the applicable business day on such day, or if the Common Stock did not trade on such day, the closing price on the most recent preceding day on which there was a trade, (b) if such Common Stock is quoted on an automated quotation system, the closing price on such day, or if the Common Stock did not trade on such day, the mean between the closing bid and asked prices on such day, or (c) in all other cases, the “fair market value” as determined by the Committee in good faith and using such financial sources as it deems relevant and reliable (but in any event not less than fair market value within the meaning of Code Section 409A).

“Good Reason” means, with respect to any Participant, (a) “good reason” as defined in an employment agreement or any other similar type of agreement applicable to such Participant, or (b) in the case of a Participant who does not have an employment agreement or any other similar type of agreement that defines “good reason,” a failure by the Company to pay material compensation due and payable to the Participant in connection with such Participant’s employment.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Code Section 422 or any successor provision.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted pursuant to Section 8.

“Option Price” means, with respect to any Option, the exercise price per share of Common Stock to which it relates.

“Option Shares” means the shares of Common Stock acquired by a Participant upon exercise of an Option.

“Outstanding,” with respect to any share of Common Stock, means, as of any date of determination, all shares that have been issued on or prior to such date, other than shares repurchased or otherwise reacquired by the Company or any Affiliate thereof, on or prior to such date.

“Participant” means any Eligible Person who has been granted an Award.

“Performance Share” has the meaning set forth in Section 12.

“Permanent Disability,” with respect to any Participant who is an employee of the Company or any of its Subsidiaries, shall mean a permanent and total disability as defined in Code Section 22(e)(3).

“Permitted Transferee” means, (a) with respect to outstanding shares of Common Stock held by any Participant, any Person with respect to which the Board of Directors shall have adopted a resolution stating that the Board of Directors has no objection if a transfer of shares is made to such Person, and (b) with respect to Awards, or any other share of Common Stock issued as or pursuant to any Award, held by any Participant, (i) any Person to whom such Awards or other shares are transferred by will or the laws of descent and distribution or (ii) the Company.

“Person” means an individual, a partnership, a joint venture, a corporation, an association, a trust, an estate or other entity or organization, including a government or any department or agency thereof.

“Qualifying Performance Criteria” has the meaning set forth in Section 14(a) of the Plan.

“Restricted Shares” mean shares of Common Stock awarded to a Participant subject to the terms and conditions of the Plan under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Retirement,” with respect to any Participant who is an employee of the Company or any of its Subsidiaries, means resignation or termination of employment (other than termination for Cause) upon the first to occur of the Participant’s attaining (a) age 62 or (b) age 55 with 20 years of service with the Company or a Subsidiary (including years of service granted by the Company or a Subsidiary as a result of a merger, acquisition, or other transaction); further provided that the Committee may determine in its sole discretion that a resignation or termination of employment under other circumstances shall be considered “Retirement” for purposes of the Plan.

“Stock Appreciation Right” means a right that entitles the Participant to receive, in cash or Common Stock (as determined by the Committee in its sole discretion) value equal to or otherwise based on the excess of (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (b) the exercise price of the right, as established by the Committee on the Date of Grant.

“Stock Unit” means an Award granted under Section 11 denominated in units of Common Stock.

“Subsidiary” means any corporation in which more than 50% of the total combined voting power of all classes of stock is owned, either directly or indirectly, by the Company or another Subsidiary.

“Substitute Award” means any Award issued by the Company in connection with a merger (in which the Company is the survivor), acquisition or other corporate transaction.

“Vested Options” means, as of any date of determination, Options that by their terms have vested and are exercisable on such date.

“Vested Restricted Shares” means, as of any date of determination, Restricted Shares that by their terms have vested as of such date.

A “Wrongful Solicitation” shall be deemed to occur when a Participant or former Participant directly or indirectly (except in the course of such Participant’s employment with the Company), for the purpose of conducting or engaging in a Competing Business, calls upon, solicits, advises or otherwise does, or attempts to do, business with any Person who is, or was, during the then most recent 12-month period, a client of the Company or any of its Affiliates, or takes away or interferes or attempts to take away or interfere with any custom, trade, business, patronage or affairs of the Company or any of its Affiliates, or hires or attempts to hire any Person who is, or was during the most recent 12-month period, an employee, officer, representative or agent of the Company or any of its Affiliates, or solicits, induces, or attempts to solicit or induce any person who is an employee, officer, representative or agent of the Company or any of its Affiliates to leave the employ of the Company or any of its Affiliates, or violate the terms of their contract, or any employment agreement, with it.

3. Administration of the Plan.

(a) Members of the Committee. The Plan shall be administered, and Awards shall be granted hereunder, by the Committee.

(b) Authority of the Committee. Subject to Section 3(a), the Committee shall have full discretionary power and authority, subject to such resolutions not inconsistent with the provisions of the Plan or applicable law as may from time to time be adopted by the Board, to (a) interpret and administer the Plan and any instrument or agreement entered into under the Plan, (b) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (c) make any determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. All questions of interpretation, administration, and application of the Plan shall be determined in good faith by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee, and the determination of such majority shall be final and binding in all matters relating to the Plan.

4. Number of Shares Issuable in Connection with Awards.

(a) Limit. The initial total aggregate number of shares of Common Stock for which Awards may be made under the Plan shall be 2,000,000 plus any available shares for issuance under our existing plans provided that the total number of shares available for issuance shall not exceed 5% of the Company’s issued and outstanding Common Stock on the date of the approval of this Plan by the Company’s shareholders. Notwithstanding the foregoing, the number of shares of Common Stock available for issuance under the Plan, including shares subject to then outstanding Awards, shall automatically increase on the first trading day of January of each calendar year during the term of the Plan, beginning with calendar year 2013, by an amount equal to the lesser of (i) 5% of the positive difference, if any, between the number of outstanding shares of Common Stock, including shares subject to outstanding Awards, on the last trading day of the immediately preceding calendar year and the number of outstanding shares of Common Stock, including shares subject to outstanding Awards, on the first trading day of such immediately preceding calendar year; or (ii) an amount determined by the Board of Directors, in its discretion. No Incentive Stock Options may be granted on the basis of the additional shares of Common Stock resulting from such annual increases. The limitation established by this Section 4(a) shall be subject to adjustment as provided in Section 16. In addition, any shares that remain available for future grant in the Healthcare Services Group, Inc. 2002 Stock Option Plan (the “Prior Plan”) as of the Effective Date shall be added to the number of shares of Common Stock that may be issued under the Plan. Upon the Effective Date, no further awards may be made from the Prior Plan. Notwithstanding the foregoing, shares subject to a tandem SAR (as described more fully in Section 10 hereof) shall be charged against the authorized shares only once for the overall number of shares subject thereto and not for both the number of shares subject to the tandem SAR portion of the Award and the number of shares subject to the Option portion of the Award. The provisions of the preceding sentence shall apply whether an exercised tandem SAR is settled in cash or stock, or partly in both. Subject to the limitations contained in Section 8 hereof with respect to Incentive

Stock Options, the maximum number of shares that may be granted as Stock Options or SARs under the Plan to an employee who is a Participant during any calendar year shall not exceed 50,000 shares.

(b) Subject to the overall 5% limit, as adjusted, provided in Section 4(a), the maximum aggregate number of shares of Common Stock for which Restricted Shares may be awarded under the Plan shall not exceed 5% of the Company’s issued and outstanding Common Stock on the date of the approval of this Plan by the Company’s shareholders. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 4(a) above and Section 16.

(c) If any Option is exercised by tendering Common Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of such Option under the Plan, or if the tax withholding requirements are satisfied through such tender, only the number of shares of Common Stock issued net of the Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for Awards under the Plan.

(d) Replenishment Provisions. Shares subject to any Awards that expire without being exercised or that are forfeited (and shares subject to awards made prior to the Effective Date under a Prior Plan that expire or are forfeited) shall again be available for future grants of Awards, provided that shares subject to a tandem SAR shall be replenished only once for the overall number of shares subject thereto and not for both the number of shares subject to the tandem SAR portion of the Award and the number of shares subject to the Option portion of the Award. Shares subject to Awards that have been retained by the Company in payment or satisfaction of the purchase price or tax withholding obligation of an Award shall not count against the limit set forth in paragraph (a) above. The Company shall not be under any obligation, however, to make any such future Awards.

(e) Substitute Awards. Substitute Awards shall not count against the limitation set forth in paragraph (a) above.

(f) Adjustments. The limits provided for in this Section 4 shall be subject to adjustment as provided in Section 16(a).

5. Eligible Persons.

Awards may be granted or offered only to Eligible Persons. The Committee shall have the authority to select the individual Participants to whom Awards may be granted from among such class of Eligible Persons and to determine the number and form of Awards to be granted to each Participant.

6. Agreement.

The terms and conditions of each grant or sale of Awards shall be embodied in an Agreement in a form approved by the Committee, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference. Each Agreement shall: (a) state the date as of which the Award was granted or sold, and (i) in the case of Options and Stock Appreciation Rights, set forth the number of Options and Stock Appreciation Rights being granted to the Participant and the applicable Option Price and/or exercise price (for Stock Appreciation Rights) and expiration date(s), and (ii) in the case of Restricted Shares and other Awards, set forth the number of Restricted Shares or other Awards being granted or offered to the Participant and, if applicable, the purchase price or other consideration for such Restricted Shares or other Awards; (b) set forth the vesting schedule (if any); (c) set forth any other terms and conditions established by the Committee including any additional covenants and promises that the Committee deems, in its discretion, are necessary or desirable, which covenants and promises may include, but are not limited to, covenants regarding confidential information and trade secrets, covenants regarding company property, covenants not to compete, covenants not to solicit clients or accounts, cross-over employment covenants, and covenants not to disparage the Company; (d) set forth any Qualifying Performance Criteria as the Committee may determine in its discretion; (e) be signed by the recipient of the Award and a person designated by the Committee; and (f) be delivered to the recipient of the Award.

7. Restrictions on Transfer.

(a) Restrictions on Transfer. No Restricted Share, Bonus Stock, Performance Share, or Option Share or other share of Common Stock issued as or pursuant to any Award may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of (or made the subject of any derivative transaction) to or with any third party (other than a Permitted Transferee); provided, however, that any such restriction on transfer shall terminate as to any such share when such share is no longer subject to any term, condition or other restriction under the Plan (other than Section 7(b)). No Option, Stock Appreciation Right, Stock Unit, or other Award not in the form of a share of Common Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of (or made the subject of any derivative transaction) to or with any third party other than a Permitted Transferee. Each Permitted Transferee (other than the Company) by will or the laws of descent and distribution or otherwise, of any Award (or share issued in respect thereof) shall, as a condition to the transfer thereof to such Permitted Transferee, execute an agreement pursuant to which it shall become a party to the Agreement applicable to the transferor.

(b) No Participant will, directly or indirectly, offer, sell, assign, transfer, grant or sell a participation in, create any encumbrance on or otherwise dispose of any Award or any Shares with respect thereto (or solicit any offers to buy or otherwise acquire, or take a pledge of, any Award or any Shares with respect thereto), in any manner that would conflict with or violate the 1933 Act.

8. Options.

(a) Terms of Options Generally. The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. Options may be granted to any Eligible Person. Each Option shall entitle the Participant to whom such Option was granted to purchase, upon payment of the relevant Option Price, one share of Common Stock. Options granted under the Plan shall comply with the following terms and conditions:

(i) Option Price.

A. The Option Price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than the Fair Market Value of the Common Stock as of the Date of Grant, except in the case of substitute awards issued by the Company in connection with an acquisition or other corporate transaction.

B. The Option Price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option Price and the number of shares purchased, together with any amounts required to be withheld for tax purposes under Section 17(c) of this Plan. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may (but are not required to) include:

(1) cash;

(2) check or wire transfer;

(3) tendering (either actually or by attestation) shares of Common Stock already owned by the Participant, provided that the shares have been held for the minimum period required by applicable financial accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes;

(4) to the extent permitted by applicable law, Cashless Exercise; or

(5) such other consideration as the Committee may permit in its sole discretion; provided, however, that any Participant may, at any time, exercise any Vested Option (or portion thereof) owned by such Participant pursuant to a Cashless Exercise without any prior approval or consent of the Committee.

(ii) Vesting of Options. Each Option shall vest and become exercisable on such terms and conditions as shall be prescribed by the Committee in the applicable Award Agreement.

(iii) Duration of Options. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be as established for that Option by the Committee but in no event shall be greater than ten years from the Date of Grant.

(iv) Exercise Following Termination of Employment. Except as may be provided in subsection (viii)(D) hereof, and unless otherwise determined by the Committee in its sole discretion, upon termination of a Participant’s employment with the Company and its Subsidiaries, the following terms and conditions shall apply:

A. if the Participant’s employment is terminated by the Company other than for Cause, or as a result of the Participant’s resignation for Good Reason, or as a result of death, Permanent Disability or Retirement, the Participant (or, in the case of the Participant’s death, such Participant’s Beneficiary) may exercise any Options, to the extent vested as of the date of such termination, at any time until the earlier of (I) three months following the date of such termination of employment other than for Cause, or as a result of the Participant’s resignation for Good Reason; (II) 12 months following the date of such termination of employment due to Permanent Disability or death; (III) three years (three months for an Incentive Stock Option) following the date of such termination of employment due to Retirement; and (IV) the expiration of the Option under the provisions of clause (iii) above; and

B. if the Participant’s employment is terminated by the Company for Cause, or as a result of the Participant’s resignation other than for Good Reason or Retirement, all of the Participant’s Options (whether or not vested) shall expire and be canceled without any payment therefor as of the date of such termination.

Any Options not exercised within the applicable time period specified above shall expire at the end of such period and be canceled without any payment therefor.

With respect to a non-employee director or advisor who is a Participant in the Plan, the references to termination of employment above shall be deemed to refer to termination of service as a director or termination of service as an advisor, as applicable, and as determined in the discretion of the Committee.

(v) Certain Restrictions. Options granted hereunder shall be exercisable during the Participant’s lifetime only by the Participant.

(vi) Stockholder Rights; Option and Share Adjustments. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate or certificates evidencing such shares shall have been issued to such Participant. Except as otherwise provided by the Board of Directors, no adjustment (including an adjustment of an Option’s exercise price) shall be made with respect to (A) outstanding Options for dividends or other distributions, whether made with respect to Common Stock or otherwise, or (B) dividends, distributions or other rights in respect of any share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

(vii) Dividends and Distributions. Any shares of Common Stock or other securities of the Company received by the Participant as a result of a stock dividend or other distribution in respect of Option Shares shall be subject to the same restrictions as such Option Shares.

(viii) Incentive Stock Options. Incentive Stock Options granted under this Plan shall be subject to the following additional conditions, limitations, and restrictions:

A. Incentive Stock Options may be granted only to employees of the Company or a Subsidiary or parent corporation of the Company, within the meaning of Code Section 424.

B. No Incentive Stock Option may be granted under this Plan after the 10-year anniversary of the date on which the Plan is adopted by the Board or, if earlier, the date on which the Plan is approved by the Company’s stockholders.

C. The aggregate Fair Market Value (as of the Date of Grant) of the Common Stock with respect to which the Incentive Stock Options awarded to any Participant first become exercisable during any calendar year may not exceed $100,000. For purposes of the $100,000 limit, the Participant’s Incentive Stock Options under this Plan and all other plans maintained by the Company and its Subsidiaries will be aggregated. To the extent any Incentive Stock Option would exceed the $100,000 limit, the Incentive Stock Option will thereafter be treated as a Nonqualified Stock Option for all purposes. No Incentive Stock Option may be granted to any individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

D. If the Committee exercises its discretion to permit an Incentive Stock Option to be exercised by a Participant more than three months after the termination of a Participant’s employment for any reason or more than 12 months if the Participant is Permanently Disabled, the Incentive Stock Option will thereafter be treated as a Nonqualified Stock Option for all purposes. For purposes of this subclause D, a Participant’s employment relationship will be treated as continuing uninterrupted during any period that the Participant is on military leave, sick leave or another Approved Leave of Absence if the period of leave does not exceed 90 consecutive days, or a longer period to the extent that the Participant’s right to reemployment with the Company or a Subsidiary is guaranteed by statute or by contract. If the period of leave exceeds 90 consecutive days and the Participant’s right to reemployment is not guaranteed by statute or contract, the employment relationship will be deemed to have ceased on the 91st day of the leave.

(ix) Additional Terms and Conditions. Each Option granted hereunder, and any shares of Common Stock issued in connection with such Option, shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Committee and set forth in the applicable Agreement.

(b) Unvested Options. Upon termination of a Participant’s employment or service with the Company and its Subsidiaries, all Options granted to such Participant that have not theretofore vested (and which do not vest by reason of such termination of employment or service) shall terminate and be canceled without any payment therefor.

9. Restricted Shares and Bonus Shares.

(a) Terms of Restricted Shares and Bonus Shares Generally. Restricted Shares and Bonus Shares awarded by the Committee shall not require payment of any consideration by Participants, except as otherwise determined by the Committee in its sole discretion.

(b) Restricted Shares and Bonus Shares shall comply with the following terms and conditions:

(i) Vesting. Any Awards of Restricted Shares shall vest in accordance with a vesting schedule to be specified by the Committee. Except (A) with respect to grants to the Company’s non-employee directors, or (B) as vesting may be accelerated pursuant to the terms of the Plan, such restrictions shall not fully terminate prior to three years after the Date of Grant. Bonus Shares shall be fully vested when granted.

(ii) Stockholder Rights. Unless otherwise determined by the Committee in its sole discretion, a Participant shall have all rights of a stockholder as to the Restricted Shares and Bonus Shares awarded to such Participant, including the right to receive dividends and the right to vote in accordance with the Company’s Certificate of Incorporation, subject to the restrictions set forth in the Plan and the applicable Agreement.

(iii) Dividends and Distributions. Any shares of Common Stock or other securities of the Company received by a Participant as a result of a stock distribution to holders of Restricted Shares or as a stock dividend on Restricted Shares shall be subject to the same restrictions as such Restricted Shares or Bonus Shares and all references to Restricted Shares or Bonus Shares hereunder shall be deemed to include such shares of Common Stock or other securities.

(iv) Additional Terms and Conditions. Each Restricted Share and Bonus Share granted or offered for sale hereunder shall be subject to such additional terms and conditions not inconsistent with the Plan as are prescribed by the Committee and set forth in the applicable Agreement.

(c) Unvested Restricted Shares. Unless otherwise determined by the Committee in its sole discretion, upon termination of a Participant’s employment or service with the Company and its Subsidiaries, all Restricted Shares granted or sold to such Participant that have not theretofore vested (and that do not vest by reason of such termination of employment) shall terminate and be canceled without any payment therefor.

10. Stock Appreciation Rights.

Stock Appreciation Rights may be granted to Participants either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted hereunder. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights granted under the Plan shall be granted subject to the same terms and conditions applicable to Nonqualified Stock Options as set forth in Section 8(a); provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option shall have the same terms and conditions as such Option. Subject to the provisions of Section 8, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Stock or cash as determined by the Committee in its sole discretion.

11. Stock Units.

The Committee may also grant Awards of Stock Units under the Plan. With respect to each grant of Stock Units, the Committee shall determine in its sole discretion the period or periods, including any conditions for determining such period or periods, during which any restrictions on full vesting shall apply, provided that in no event, other than in connection with a termination of employment, or with respect to grants to non-employee directors, shall such period or periods be less than three years (the “Unit Restriction Period”). The Committee may also make any Award of Stock Units subject to the satisfaction of other conditions, including the attainment of performance goals, or contingencies (“Unit Vesting Condition”), in order for a Participant to receive payment of such Stock Unit Award, which shall be established by the Committee at the Date of Grant thereof. Awards of Stock Units shall be payable in Common Stock or cash as determined by the Committee in its sole discretion. The Committee may permit a Participant to elect to defer receipt of payment of all or part of any Award of Stock Units pursuant to rules and regulations adopted by the Committee. Unless the Committee provides otherwise at the Date of Grant of an Award of Stock Units, the provisions of Section 9 of this Plan relating to the vesting of Restricted Shares shall apply during the Unit Restriction Period or prior to the satisfaction of any Unit Vesting Condition for such Award.

12. Performance Shares.

The Committee may grant Awards of Performance Shares and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares, the length of the performance period and the other terms and conditions of each such Award. Each Award of Performance Shares shall entitle the Participant to a payment in the form of shares of Common Stock upon the attainment of performance goals (which may be Qualifying Performance Criteria) and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under an

Award of Performance Shares may be adjusted on the basis of such further considerations as the Committee shall determine, in its sole discretion. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Participant subject to Code Section 162(m) to the extent such Section is applicable. The Committee, in its sole discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to an Award of Performance Shares.

13. Other Stock-Based Awards.

In addition to the Awards described in Sections 8 through 12, and subject to the terms of the Plan, the Committee may grant other Awards payable in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

14. Performance-Based Awards.

(a) Qualifying Performance Criteria. Awards of Options, Restricted Shares, Stock Units, Performance Shares, and other Awards made pursuant to the Plan may be made subject to the attainment of performance goals relating to one or more business criteria. For purposes of the Plan, such business criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination: (a) cash flow; (b) earnings (including, without limitation, gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization, and net earnings); (c) earnings per share; (d) growth in earnings or earnings per share; (e) stock price; (f) return on equity or average stockholders’ equity; (g) total stockholder return; (h) return on capital; (i) return on assets or net assets; (j) return on investment; (k) sales, growth in sales or return on sales; (l) income or net income; (m) operating income or net operating income; (n) operating profit or net operating profit; (o) operating margin; (p) return on operating revenue; (q) economic profit, (r) market share; (s) overhead or other expense reduction; (t) growth in stockholder value relative to various stock indices, (u) strategic plan development and implementation, (v) net debt, (w) working capital (including components thereof), and (x) during the “reliance period” (as defined in Treasury Regulation section 1.162-27(f)(2)), any other similar objective financial performance metric selected by the Committee in its sole discretion (collectively, the “Qualifying Performance Criteria”). To the extent required by or consistent with Code Section 162(m), the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (z) asset write-downs or write-ups, (aa) litigation, claims, judgments or settlements, (bb) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (cc) accruals for reorganization and restructuring programs, and (dd) any extraordinary, unusual or non-recurring items as described in Accounting Standards Codification (ASC) 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year.

(b) Any Qualifying Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Committee in the Award. To the extent required by Code Section 162(m), prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the Committee shall certify the extent to which any such Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). To the extent Code Section 162(m) is applicable, the Committee may not in any event increase the amount of compensation payable to a Participant subject to Code Section 162(m) upon the satisfaction of any Qualifying Performance Criteria.

(c) To the extent an Award is intended to qualify under Code Section 162(m), any language in the Award Agreement, Committee resolutions, or other agreements and actions in connection with the Award, to the extent inconsistent with Section 162(m) shall be deemed interpreted and modified to the minimum extent necessary so that such Awards are compliant with Code Section 162(m).

15. Certain Forfeitures.

In the event (A) the Participant’s employment is terminated by the Company for Cause or (B) a Participant or former Participant engages in a Competing Business or in Wrongful Solicitation while in the employ of the Company or a Subsidiary, or during the period of 13 months immediately following termination of such employment, the following rules shall apply:

(a) all Awards then held by the Participant (whether vested or not) shall be forthwith forfeited without payment or other compensation of any kind; provided, however, that the Company shall remit to the Participant the lesser of (i) the amount (if any) such Participant paid for forfeited Awards and (ii) in the case of Restricted Shares or Performance Shares, the Fair Market Value of such Restricted Shares as of the date of termination;

(b) notwithstanding subclause (a), in the event Vested Restricted Shares or vested Performance Shares were disposed of (for or without receipt of value) during the period commencing one year prior to the initial engagement in a Competing Business or in Wrongful Solicitation through the 13-month anniversary of the Participant’s termination of employment with the Company or a Subsidiary, then, upon written demand by the Company, the Participant or former Participant, as the case may be, shall forthwith remit to the Company the Fair Market Value of such Vested Restricted Shares or vested Performance Shares, as determined on the date of disposition, less the amount (if any) paid by the Participant for such shares; and

(c) in the event Option Shares, Shares obtained pursuant to the exercise of a Stock Appreciation Right or other Shares obtained pursuant to Awards under the Plan (and not described in subparagraph (b)) were disposed of (for or without receipt of value) during the period commencing one year prior to the initial engagement in a Competing Business or in Wrongful Solicitation through the 13-month anniversary of the Participant’s termination of employment with the Company or a Subsidiary, then, upon written demand by the Company, the Participant or former Participant, as the case may be, shall forthwith remit to the Company the Fair Market Value of such Shares, as determined on the date of disposition, less the Option Price or other amount (if any) paid therefor.

16. Effect of Certain Corporate Changes and Changes in Control.

(a) Dilution and Other Adjustments. If the Outstanding shares of Common Stock or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, or reorganization, the Committee may, and if such event occurs after a Change in Control, the Committee shall, appropriately and equitably adjust the number and kind of shares of Common Stock or other securities that are subject to the Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of shares of Common Stock or other securities without changing the aggregate exercise or settlement price.

(b) Change in Control. Unless otherwise provided by the Committee either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of a Change in Control, (i) in the event of a Change in Control where the holders of the Company’s Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, Awards not previously vested shall immediately become vested; or (ii) in the event that a Participant, within two years after a Change in Control not described in subsection (i), terminates employment for Good Reason, or is terminated by the Company without Cause, Awards not previously vested shall immediately become vested. Unless otherwise provided by the Committee either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of a Change in Control, (i) in the event of a Change in Control where the holders of the Company’s Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, any vested and outstanding Award shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash in an amount based on the Fair Market Value of the shares of Common Stock subject to the Award, less any Option Price, which amount may be zero if applicable; or (ii) in the event of a Change in Control not described in subsection (i) above, any outstanding Award shall, upon the occurrence of such Change in Control, be assumed and continued or an equivalent award substituted by the Company’s successor or a parent or subsidiary of such successor.

17. Miscellaneous.

(a) No Rights to Grants or Continued Employment or Engagement. No Participant shall have any claim or right to receive grants of Awards under the Plan. Neither the Plan nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Participant any right to be retained in the employ or as a director of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other Affiliate thereof to terminate the employment or other retention of such Participant at any time.

(b) Right of Company to Assign Rights and Delegate Duties. The Company shall have the right to assign any of its rights and delegate any of its duties hereunder to any of its Affiliates. The terms and conditions of any Award under the Plan shall be binding upon and shall inure to the benefit of the personal representatives, heirs, legatees, and permitted successors and assigns of the relevant Participant and the Company.

(c) Tax Withholding. The Company and its Subsidiaries may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or other law to withhold with respect to the grant, vesting, or exercise of an Award. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied in full. The Committee may in its sole discretion permit or require a Participant to satisfy all or part of such Participant’s tax withholding obligations by (1) paying cash to the Company, (2) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Shares), having a Fair Market Value equal to the tax withholding obligations, (3) surrendering a number of shares of Common Stock the Participant already owns, having a Fair Market Value equal to the tax withholding obligations, or (4) entering into such other arrangement as is acceptable to the Committee in its sole discretion. The value of any shares withheld or surrendered may not exceed the employer’s minimum tax withholding obligation and, to the extent such shares were acquired by the Participant from the Company as compensation, the shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes. The Company and its Subsidiaries shall also have the right to deduct from any and all cash payments otherwise owed to a Participant any federal, state, local or other taxes required to be withheld with respect to the Participant’s participation in the Plan.

(d) No Restriction on Right of Company to Effect Corporate Changes. The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or that are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(e) 1934 Act. Notwithstanding anything contained in the Plan or any Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a

Participant pursuant to Section 16(b) of the 1934 Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

(f) Securities Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the judgment of the Committee, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the 1933 Act and 1934 Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(g) Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h) Vesting.

(i) Notwithstanding anything to the contrary contained in the Plan, a minimum period over which full-value, performance-based awards and full-value, tenure-based awards granted under the Plan may entirely vest shall be set forth in each Agreement, respectively; provided, however, that up to 10% of the shares authorized under the Plan shall not be subject to such restrictions; and, provided, further, that such restrictions shall not affect or otherwise limit any acceleration of vesting pursuant to the Plan or set forth in the applicable Agreement.

(ii) Notwithstanding anything to the contrary contained in the Plan, but subject to Section 15, unless otherwise provided in an applicable Agreement, in the event of a Participant’s termination of employment or service by reason of Retirement, Permanent Disability or death, such Participant’s then unvested awards shall automatically become vested, and in the case of Options or SARs, exercisable.

18. Amendment.

The Board of Directors may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom any Awards shall previously have been granted, adversely affect the rights of such Participant in such Awards. In addition, no amendment of the Plan shall, without the approval of the stockholders of the Company:

(a) change the class of individuals eligible for awards under the Plan;

(b) increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;

(c) reduce the price at which Options may be granted below the price provided for in Section 8(a) hereof;

(d) reduce the Option Price of outstanding Options;

(e) cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one share of Common Stock or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded; or

(f) extend the term of this Plan.

19. Termination of the Plan.

The Plan shall continue until terminated by the Board of Directors pursuant to Section 18 or as otherwise set forth in this Plan, and no further Awards shall be made hereunder after the date of such termination. Unless earlier terminated, the Plan shall terminate ten (10) years after the Effective Date (provided the awards granted before that date shall continue in accordance with their terms).

20. Conditions to Issuance of Shares.

(a) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the 1933 Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as the Committee deems necessary or desirable for compliance by the Company with federal, state, and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

(b) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

21. Headings; Number; Gender.

The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Words used herein in the singular form shall be construed as being used in the plural form, as appropriate in the relevant context, and vice versa. Pronouns used herein of one gender shall be construed as referring to either or both genders, as appropriate in the relevant context.

22. Limited Waiver.

The waiver by the Company of any of its rights under the Plan with respect to any Participant, whether express or implied, shall not operate or be construed as a waiver of any other rights the Company has with respect to such Participant or of any of its rights with respect to any other Participant.

23. Governing Law.

The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to rules relating to conflicts of law.

24. Compliance with Code Section 409A.

(a) This Plan is intended to comply and shall be administered in a manner that is intended to comply with Code Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement, or deferral thereof is subject to Code Section 409A, the Award shall be granted, paid, settled, or deferred in a manner that will comply with Code Section 409A, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement, or deferral thereof to fail to satisfy Code Section 409A shall be amended to comply with Code Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code Section 409A.

(b) Notwithstanding anything in the Plan to the contrary, the receipt of any benefits under this Plan, subject to Code Section 409A as a result of a termination of employment, shall be subject to satisfaction of the condition precedent that the Participant undergo a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor thereto. In addition, if a Participant is deemed to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provisions of any benefit that is required to be delayed pursuant to Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six month period measured from the date of the Participant’s “separation from service” (as such term is defined in Treas. Reg. § 1.409A-1(h)), or (ii) the date of the Participant’s death (the “Delay Period”). Within ten (10) days following the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Participant in a lump sum, and any remaining payments and benefits due under this Plan shall be paid or provided in accordance with the normal payment dates specified for them herein.

25. Effective Date.

The Plan shall become effective (the “Effective Date”) upon approval by the stockholders of the Company.

ANNUAL MEETING OF SHAREHOLDERS OF

HEALTHCARE SERVICES GROUP, INC.

May 29, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER

ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders meeting to be held on May 29, 2012

The proxy statement and annual report to shareholders are available under “2012 Proxy Materials” at www.proxydocs.com/hcsg

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

■	21030333000000000000 5	052912

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. TO ELECT TEN DIRECTORS;				2. To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2012.	☐	☐	☐
NOMINEES:				3. To consider an advisory vote on executive compensation.	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	O Daniel P. McCartney O Joseph F. McCartney O Robert L. Frome O Robert J. Moss O John M. Briggs O Dino D. Ottaviano O Theodore Wahl O Michael E. McBryan O Diane S. Casey O John J. McFadden		4. To approve and adopt the 2012 Equity Incentive Plan.	☐	☐	☐
				5. To consider one shareholder proposal, if propertly presented.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			6. To consider and act upon such other business as may properly come before the meeting and any adjournment or postponement.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

ANNUAL MEETING OF SHAREHOLDERS OF

HEALTHCARE SERVICES GROUP, INC.

May 29, 2012

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders meeting to be held on May 29, 2012

The proxy statement and annual report to shareholders are available under “2012 Proxy Materials” at www.proxydocs.com/hcsg

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach and mail in the envelope provided.  i

■	21030333000000000000 5	052912

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. TO ELECT TEN DIRECTORS;				2. To approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for its current fiscal year ending December 31, 2012.	☐	☐	☐
NOMINEES:				3. To consider an advisory vote on executive compensation.	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	O Daniel P. McCartney O Joseph F. McCartney O Robert L. Frome O Robert J. Moss O John M. Briggs O Dino D. Ottaviano O Theodore Wahl O Michael E. McBryan O Diane S. Casey O John J. McFadden		4. To approve and adopt the 2012 Equity Incentive Plan.	☐	☐	☐
				5. To consider one shareholder proposal, if propertly presented.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			6. To consider and act upon such other business as may properly come before the meeting and any adjournment or postponement.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

☐                         ¢

HEALTHCARE SERVICES GROUP, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT

THE RADISSON HOTEL PHILADELPHIA NORTHEAST,

2400 OLD LINCOLN HIGHWAY, TREVOSE, PA 19053 ON MAY 29, 2012 AT 10:00 A.M.

The undersigned, revoking all previous proxies, hereby appoints Daniel P. McCartney and John C. Shea, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of HEALTHCARE SERVICES GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders of said corporation to be held at the place set forth above, and at any adjournment or postponement thereof, in the transaction of such business as may properly come before the meeting or any adjournment or postponement thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated on the reverse side.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY. IF NO DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, FOR THE ADOPTION OF THE 2012 EQUITY INCENTIVE PLAN AND AGAINST THE SHAREHOLDER PROPOSAL ALL AS RECOMMENDED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY ON ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

(Continued and to be signed on the reverse side.)

¢	14475 ¢